Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

dated as of June 28, 2016

by and between

KINSALE CAPITAL GROUP, INC.

as Borrower,

Kinsale Management, INC. and Aspera Insurance Services, Inc.,

as Loan Guarantors,

and

THE PRIVATEBANK AND TRUST COMPANY

as Lender

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	1
1.1	Definitions	1
1.2	Other Interpretive Provisions	12
ARTICLE 2	COMMITMENTS OF LENDER; EVIDENCING OF LOANS	12
2.1	Commitments	12
2.2	Notes	12
2.3	Recordkeeping	12
ARTICLE 3	INTEREST	12
3.1	Interest Rates	12
3.2	Interest Payment Dates	13
3.3	Setting and Notice of LIBOR Rates	13
3.4	Computation of Interest	13
ARTICLE 4	PREPAYMENTS	13
4.1	Prepayments	13
4.2	Manner of Prepayments	13
4.3	Repayments	14
ARTICLE 5	MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES	14
5.1	Making of Payments	14
5.2	Application of Certain Payments	14
5.3	Due Date	14
5.4	Setoff	14
5.5	Taxes	14
ARTICLE 6	INCREASED COSTS; SPECIAL PROVISIONS FOR TERM LOAN	16
6.1	Increased Costs	16
6.2	Basis for Determining Interest Rate Inadequate or Unfair	17
6.3	Changes in Law Rendering the Term Loan Unlawful	17
6.4	Funding Losses	17
6.5	Right of Lender to Fund through Other Offices	17
6.6	Discretion of Lender as to Manner of Funding	17
6.7	Mitigation of Circumstances	17
6.8	Conclusiveness of Statements; Survival of Provisions	17

ARTICLE 7	COLLATERAL AND COLLATERAL ADMINISTRATION	18
7.1	Grant	18
7.2	Certain Matters Relating to Receivables	18
7.3	Communications with Obligors; Loan Parties Remain Liable	18
7.4	Investment Property	19
7.5	Proceeds to be Turned Over to Lender	20
7.6	Application of Proceeds	20
7.7	Code and Other Remedies	20
7.8	Pledged Equity	21
7.9	Waiver; Deficiency	21
7.10	Lender’s Appointment as Attorney-in-Fact, etc	22
7.11	Duty of Lender	23
7.12	Acknowledgements	23
7.13	Additional Parties	23
7.14	Releases	23
7.15	Obligations and Liens Absolute and Unconditional	23
7.16	Reinstatement	24
ARTICLE 8	REPRESENTATIONS AND WARRANTIES	24
8.1	Organization	24
8.2	Authorization; No Conflict	24
8.3	Validity and Binding Nature	24
8.4	Financial Condition	24
8.5	No Material Adverse Change	24
8.6	Litigation and Contingent Liabilities	24
8.7	Ownership of Properties; Liens	25
8.8	Equity Ownership; Subsidiaries	25
8.9	Pension Plans	25
8.10	Investment Company Act	25
8.11	Compliance with Laws	25
8.12	Regulation U	25
8.13	Licensed Insurance Company	26
8.14	Taxes	26
8.15	Solvency, etc	26
8.16	Insurance	26
8.17	Information	26
8.18	Labor Matters	26
8.19	Anti-Terrorism Laws	26
8.20	No Default	27
8.21	Subordinated Debt	27
8.22	Perfected First Priority Liens	27
8.23	Loan Party Information	27
8.24	Certain Property	27
8.25	Investment Property	27
8.26	Intellectual Property	28
8.27	Right to Use Intellectual Property	28

ARTICLE 9	AFFIRMATIVE COVENANTS	28
9.1	Reports, Certificates and Other Information	28
9.2	Books, Records and Inspections	30
9.3	Maintenance of Property; Insurance	30
9.4	Compliance with Laws; Payment of Taxes and Liabilities	31
9.5	Licensed Insurance Provider	31
9.6	Maintenance of Existence, etc	31
9.7	Employee Benefit Plans	31
9.8	Further Assurances	32
9.9	Deposit Accounts	32
9.10	Delivery of Instruments, Certificated Securities and Chattel Paper	32
9.11	Maintenance of Perfected Security Interest; Further Documentation	33
9.12	Investment Property	33
9.13	Intellectual Property	34
9.14	Other Matters	35
9.15	A.M. Best Co. Rating	35
ARTICLE 10	NEGATIVE COVENANTS	36
10.1	Debt	36
10.2	Liens	37
10.3	Operating Leases	38
10.4	Restricted Payments	38
10.5	Mergers, Consolidations, Sales	38
10.6	Modification of Organizational Documents	38
10.7	Transactions with Affiliates	38
10.8	Inconsistent Agreements	39
10.9	Business Activities; Issuance of Equity	39
10.10	Investments	39
10.11	Restriction of Amendments to Certain Documents	40
10.12	Fiscal Year	40
10.13	Financial Covenants	40
ARTICLE 11	EFFECTIVENESS; CONDITIONS OF CLOSING, ETC	41
11.1	Agreement and Note	41
11.2	Authorization Documents	41
11.3	Consents and Approvals	41
11.4	Delivery of Pledged Collateral	41
11.5	Subordination Agreements	41
11.6	Insurance	41
11.7	Payment of Fees	41
11.8	Financial Statements	41
11.9	Reserves	41
11.10	Search Results	41
11.11	Filings, Registrations and Recordings	42
11.12	Representations and Warranties	42
11.13	Other	42

ARTICLE 12	EVENTS OF DEFAULT AND THEIR EFFECT	42
12.1	Events of Default	42
12.2	Effect of Event of Default. If:	43
ARTICLE 13	GENERAL	44
13.1	Marshalling; Waiver; Amendments	44
13.2	Confirmations	44
13.3	Notices	44
13.4	Computations	44
13.5	Costs, Expenses and Taxes	45
13.6	GOVERNING LAW	45
13.7	Confidentiality	45
13.8	Severability	46
13.9	Nature of Remedies	46
13.10	Entire Agreement	46
13.11	Counterparts	46
13.12	Successors and Assigns	46
13.13	Assignments; Participations	46
13.14	Captions	47
13.15	Customer Identification - USA Patriot Act Notice	47
13.16	INDEMNIFICATION BY LOAN PARTIES	47
13.17	Nonliability of Lender	48
13.18	FORUM SELECTION AND CONSENT TO JURISDICTION	48
13.19	WAIVER OF JURY TRIAL	48
ARTICLE 14	LOAN GUARANTY	48
14.1	Guaranty	48
14.2	Right of Contribution	49
14.3	No Subrogation	49
14.4	Amendments, etc. with respect to the Secured Obligations	49
14.5	Discharge	49
14.6	Notice	50
14.7	Waivers	50
14.8	Payments	51
14.9	Representations and Warranties	51
ANNEXES

ANNEX A	Addresses for Notices

SCHEDULES
SCHEDULE 8.8	Equity Ownership; Subsidiaries
SCHEDULE 10.2	Existing Liens
SCHEDULE 10.10	Investments

EXHIBITS

Exhibit A	Form of Compliance Certificate

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of June 28, 2016 (as amended, restated, supplemented or modified from time to time, this “Agreement”), is entered into by Kinsale Capital Group, Inc., a Delaware corporation formerly incorporated in the Islands of Bermuda under the name Kinsale Capital Group, Ltd, as successor by merger with Kinsale Capital Group, Inc., a Delaware corporation (the “Borrower”), kinsale Management, INC., a Delaware corporation (“Kinsale Management”), ASPERA INSURANCE SERVICES, INC., a Virginia corporation (“Aspera”), the other Loan Parties from time to time party hereto, and THE PRIVATEBANK AND TRUST COMPANY (the “Lender”).

R E C I T A L S:

A.           Borrower, Kinsale Management, Aspera and Lender are parties to that certain Loan and Security Agreement dated as of June 21, 2013, as amended pursuant to: (i) that certain First Amendment to Loan and Security Agreement dated as of March 10, 2014; (ii) that certain Consent and Second Amendment to Loan and Security Agreement dated as of September 2, 2014; (iii) that certain Third Amendment to Loan and Security Agreement dated as of September 29, 2014; and (iv) that certain Fourth Amendment to Loan and Security Agreement dated as of December 4, 2015 (collectively, the “Original Loan Agreement”), which governs the terms of the “Term Loan” (as such term is used and defined in the Original Loan Agreement).

B.           Borrower has requested that Lender, and Lender has agreed to, amend and restate the Original Loan Agreement pursuant to this Agreement.

NOW THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender hereby agree as follows:

ARTICLE 1	DEFINITIONS.

1.1           Definitions. When used herein (a) the following terms are used herein as defined in the UCC: Accounts, Certificated Security, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, Goods, Health Care Insurance Receivables, Instruments (as defined in Article 9 of the UCC), Inventory, Leases, Letter-of-Credit Rights, Money, Payment Intangibles, Securities, Software, Supporting Obligations, Tangible Chattel Paper and (b) the following terms shall have the following meanings: Account Debtor means any Person who is obligated with respect to any Account or other Receivable. Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or a substantial portion of the assets of a Person, or of all or a substantial portion of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary). Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person and (c) with respect to Lender, any entity administered or managed by Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, Lender shall not be deemed an Affiliate of any Loan Party.

Agreement is defined in the preamble of this Agreement.

Ancillary Schedules means, individually and collectively as the case may be, the following ancillary schedules to be delivered to Lender in connection herewith and as a condition hereof:

(a)           one or more schedules identifying all Investment Property owned by each Loan Party (such schedules, individually and collectively, the “Investment Schedules”);

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(b)           one or more schedules summarizing all property, casualty, worker’s compensation, errors and omissions, and/or fidelity bonds/crime insurance program of each Loan Party (such schedules, individually and collectively, the “Insurance Schedules”); and

(c)           one or more schedules identifying, with respect to each Loan Party: (i) its respective jurisdiction of organization, (ii) the location of its chief executive office, (iii) its exact legal name as it appears on its organizational documents, and (iv) its issued organizational identification number, if any (such schedules, individually and collectively, the “Loan Party Schedules”).

Asset Disposition means the sale, lease, assignment or other transfer for value (each, a “Disposition”) by any Loan Party to any Person (other than a Loan Party) of any asset of such Loan Party (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to any Loan Party) condemnation, confiscation, requisition, seizure or taking thereof) other than (a) the Disposition of any asset which is to be replaced, and is in fact replaced, within 30 days with another asset performing the same or a similar function, (b) the sale or lease of inventory in the ordinary course of business; (c) an issuance of Capital Stock by a Subsidiary of Borrower to Borrower or another Subsidiary (so long as such issuance would be permitted under Section 10.10) or the issuance of directors’ qualifying shares or of other nominal amounts of other Capital Stock that are required to be held by specified Persons under applicable law, (d) the sale or other disposition of cash or Cash Equivalent Investments and (e) leases of subleases entered into in the ordinary course of business to the extent that they do not materially interfere with the business of Borrower and its Subsidiaries.

Assignee is defined in Section 13.13.1(a).

Attorney Costs means, individually and collectively, all costs, expenses, charges, fees, and the like incurred by (or on behalf) of Lender in connection with the making, administration, negotiation, documentation, enforcement or any other aspect of the Term Loan, including, without limitation, Lender’s reasonable attorneys’ fees and court costs, whether or not there is a lawsuit, incurred by (or on behalf) of Lender in connection with the enforcement of this Agreement and/or any of the other Loan Documents.

Bank Product Agreements means those certain cash management service agreements entered into from time to time between any Loan Party and Lender or its Affiliates in connection with any of the Bank Products.

Bank Product Obligations means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to Lender as a result of Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.

Bank Products means any service or facility extended to any Loan Party by Lender or its Affiliates, including, without limitation, (a) deposit accounts, (b) cash management services, including, without limitation, controlled disbursement, lockbox, electronic funds transfers (including, without limitation, book transfers, fedwire transfers, ACH transfers), online reporting and other services relating to accounts maintained with Lender or its Affiliates, and (c) debit cards.

Bankruptcy Code is defined in Section 14.5.

Base Rate means at any time, the Prime Rate plus 0.50%.

BCAR means A.M. Best Co.’s capital adequacy ratio.

Borrower is defined in the preamble of this Agreement.

Borrower Obligations means all Obligations of Borrower.

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Business Day means any day on which Lender is open for commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a Term Loan that bears interest at the LIBOR Rate, on which dealings are carried on in the London interbank eurodollar market.

Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

Capital Securities means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of Lender (or other commercial banking institution) thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by Lender.

Change of Control means the occurrence of any of the following events: (a) any “Person” or “group” (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934) other than Moelis Capital shall, directly or indirectly, beneficially or of record, own or control 51% or more of the outstanding Capital Securities of Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower; or (b) Borrower shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of Kinsale Insurance and Kinsale Management.

Chattel Paper means all “chattel paper” as such term is defined in Section 9-102(a)(11) of the UCC and, in any event, including with respect to any Loan Party, all Electronic Chattel Paper and Tangible Chattel Paper.

Closing Date shall mean the date of this Agreement.

Code means the Internal Revenue Code of 1986.

Collateral is defined in Section 7.1.

Collateral Documents means, collectively, the Securities Account Control Agreement, each control agreement and any other agreement or instrument pursuant to which Borrower, any Subsidiary or any other Person grants or purports to grant collateral to Lender or otherwise relates to such collateral.

Compliance Certificate means a certificate in substantially the form of Exhibit B.

Contingent Liability means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) induces the issuance of any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

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Controlled Group means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

Copyrights means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

Copyright Licenses means all written agreements naming any Loan Party as licensor or licensee granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by bonds, debentures, notes or similar instruments, (c) the capitalized amount of all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business) which purchase price is due more than 90 days from the date of incurrence of the obligation thereof or is evidenced by a note or similar written instrument which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations for reimbursement in respect of letters of credit, bankers’ acceptances and similar obligations issued for the account of such Person, (g) all Bank Product Obligations and Hedging Obligations (on a net basis) of such Person, (h) all Contingent Liabilities of such Person, (i) all Debt of any partnership of which such Person is a general partner (unless such Debt is expressly made non-recourse to such Person), (j) all non-compete payment obligations, earn-outs and similar obligations of such Person to the extent not contingent but fixed and (k) any Capital Securities or other equity instrument of such Person, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise; provided that Debt shall not include Excluded Kinsale Insurance Debt.

Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

Dollar and the sign “$” mean lawful money of the United States of America.

Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

ERISA means the Employee Retirement Income Security Act of 1974.

Event of Default means any of the events described in Section 12.1.

Excluded Kinsale Insurance Debt means Debt incurred by Kinsale Insurance in the ordinary course of its insurance business, including, without limitation, policyholder claims (and Debt relating to or arising in connection with the defense or settlement of such claims), direct third party claims (and Debt relating to or arising in connection with the defense or settlement of such claims), Debt relating to or arising in connection with Investments authorized by the Arkansas Insurance Code, and Debt relating to or arising in connection with reinsurance assumed and ceding agreements.

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Excluded Taxes means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), net receipts or net profits, franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having is principal office or, in the case of Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under or received or perfected a security interest under any Term Loan or any Loan Document), (b) any withholding Taxes imposed on amounts payable to or for the account of such Recipient pursuant to a law in effect on the date on which such Recipient becomes a party to this Agreement or first becomes entitled to payments under any Loan Document, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.5(d), and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

FATCA means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.

Fiscal Quarter means a fiscal quarter of a Fiscal Year.

Fiscal Year means the fiscal year of Borrower and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year.

FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

General Intangibles means all “general intangibles” as such term is defined in Section 9-102(a)(42) of the UCC and, in any event, including with respect to any Loan Party, all Payment Intangibles, Software, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Loan Party is a party or under which such Loan Party has any right, title or interest or to which such Loan Party or any property of such Loan Party is subject, as the same from time to time may be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Loan Party to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Loan Party to damages arising thereunder and (c) all rights of such Loan Party to perform and to exercise all remedies thereunder; provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Loan Party of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such Payment Intangible, contract, agreement, instrument or indenture.

Hazardous Substances means hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material, chemical or other substance regulated by any Environmental Law.

Hedging Agreement means any agreement with respect to any swap, collar, cap, future, forward or derivative transaction, whether exchange-traded, over-the-counter or otherwise, including any involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments, any economic, financial or pricing index or basis, or any similar transaction, including any option with respect to any of these transactions and any combination of these transactions.

Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement, including any and all cancellations, buy backs, reversals, terminations or assignments under any Hedging Agreement.

Indemnified Liabilities is defined in Section 13.16.

Indemnified Taxes means all Taxes other than Excluded Taxes.

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Intellectual Property means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses (if any), and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

Intercompany Note means any promissory note evidencing loans made by any Loan Party to any other Loan Party.

Interest Maintenance Account means that certain business checking account of Borrower held at Lender with account number #2344727.

Interest Period means, with respect to any Term Loan, (i) the period commencing on the date such Term Loan is borrowed and ending on the last day of the calendar quarter during which such Term Loan is borrowed and (ii) thereafter, each period beginning on the first day of a calendar quarter and ending on the last day of such calendar quarter; provided that, if such Term Loan is borrowed within seven (7) Business Days prior to the end of a calendar quarter, the initial Interest Period with respect to such Term Loan shall end on the last day of the next succeeding calendar quarter.

Investment means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.

Investment Property means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC (other than the equity interest of any foreign Subsidiary excluded from the definition of Pledged Equity), (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.

Issuers means the collective reference to each issuer of any Investment Property.

Kinsale Insurance means Kinsale Insurance Company, an Arkansas domiciled stock insurance company.

Kinsale Management is defined in the preamble of this Agreement.

Lender is defined in the preamble of this Agreement. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Collateral Documents, the term “Lender” shall include Affiliates of Lender providing a Bank Product.

Lender Party is defined in Section 13.16.

LIBOR Office means the office or offices of Lender which shall be making or maintaining the Term Loans hereunder. A LIBOR Office of Lender may be, at the option of Lender, either a domestic or foreign office.

LIBOR Rate means, with respect to any Interest Period, a rate of interest equal to the result of:

(a)           (i) the rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) as displayed in the Bloomberg Financial Markets system as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period (“ICE LIBOR”); or (ii) if the ICE LIBOR rate is not available at such time for any reason, then the rate per annum determined by the Lender to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the subject Term Loan(s) and with a term equivalent to such Interest Period would be offered in the London interbank Eurodollar market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period; provided however that, notwithstanding the forgoing or anything contained herein to the contrary, at no time will the rate of interest resulting from either the forgoing method (i) or (ii) for any Interest Period be less than zero; plus

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(b)           the applicable “Percentage Over Libor” corresponding to the Total Debt to Capital Ratio as of the last day of the Fiscal Quarter immediately preceding such Interest Period, as follows:

Total Debt to Capital Ratio	Percentage Over Libor

Less than 15%	2.5%

15% up to 22.5%	2.75%

22.5% up to 27.5%	3%

Greater than 27%	3.5%

Lender’s determination of the LIBOR Rate shall be conclusive, absent manifest error and shall remain fixed during such Interest Period, provided the applicable Percentage Over Libor for any Interest Period is subject to confirmation and retroactive adjustment upon Lender’s receipt and review of the applicable Compliance Certificate to account for any difference in the Total Debt to Capital Ratio.

Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

Loan Documents means this Agreement, the Note, the Collateral Documents, the Subordination Agreements, all Hedging Agreements in favor of Lender or any of its Affiliates, and all documents, instruments and agreements delivered in connection with the foregoing, all as may be amended, restated, supplemented or modified from time to time.

Loan Guarantor means, each of: (a) Kinsale Management; (b) Aspera; and (c) any other Person who becomes a party to this Agreement as a guarantor/surety with respect to the Obligations (or any portion thereof) as required under Section 9.8, pursuant to a joinder agreement or otherwise; it being expressly understood that Kinsale Insurance is not, and will not be, a Loan Guarantor hereunder.

Loan Guarantor Obligations means, collectively, with respect to each Loan Guarantor, all Obligations of such Loan Guarantor under each Loan Guaranty.

Loan Guaranty means ARTICLE 14 of this Agreement and each separate guaranty delivered by a Loan Guarantor, as such separate guaranty may be amended, restated, supplemented or modified from time to time.

Loan Party or Loan Parties means Borrower, the Loan Guarantors and any other Person who becomes a party to this Agreement pursuant to a joinder agreement or otherwise, and their respective successors and assigns, it being expressly understood that Kinsale Insurance is not, and will not be, a Loan Party hereunder.

Margin Stock means any “margin stock” as defined in Regulation U.

Material Adverse Effect means (a) a material adverse change in the financial condition, operations, assets, business, or properties of Borrower and its Subsidiaries taken as a whole, (b) a material adverse effect on the ability of any Loan Party to perform any of the Obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the Pledged Equity (or any portion thereof) and/or the Pledged Notes (or any portion thereof) or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

Moelis Capital means Moelis Capital Partners LLC, a Delaware limited liability company, and its Affiliates.

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Multiemployer Pension Plan means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Borrower or any other member of the Controlled Group may have any liability.

Net Cash Proceeds means:

(a)           with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by Borrower to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Disposition (other than the Term Loans); and

(b)           with respect to any issuance of Debt, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters’ and placement fees, and reasonable legal fees and expenses).

Net Earnings means, for any period, the consolidated net income (or loss) of Borrower and its consolidated Subsidiaries for such period calculated in conformity with GAAP, excluding any gains from Asset Dispositions, any extraordinary gains and any gains from discontinued operations.

Net Worth means, as of any date, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) plus other comprehensive income (or minus other comprehensive loss) of Borrower and its consolidated Subsidiaries as of such date calculated on a consolidated basis in conformity with GAAP.

Non-U.S. Lender is defined in Section 5.5(c)(i).

Note means that certain Fifth Amended and Restated Term Note dated as of even date herewith, made by Borrower payable to the order of Lender in the maximum principal amount of THIRTY MILLION and No/100 Dollars ($30,000,000), as the same may be amended, modified, restated, or replaced from time to time.

Obligations means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including Attorney Costs and surety bonds, all Hedging Obligations permitted hereunder which are owed to Lender or its Affiliates, and all other Bank Products Obligations, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or arising, or due or to become due.

OFAC is defined in Section 9.4.

Operating Lease means any lease of (or other agreement conveying the right to use) any real or personal property by any Loan Party or any Subsidiary of any Loan Party, as lessee, other than any Capital Lease.

Original Loan Agreement is defined in the recitals to this Agreement.

Paid in Full means (a) the payment in full in cash and performance of all Secured Obligations, and (b) the termination of the Term Loan Commitment.

Participant is defined in Section 13.13.2.

Participant Register is defined in Section 13.13.2.

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Patents means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith; (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof; and (c) all rights to obtain any reissues or extensions of the foregoing.

Patent Licenses means all agreements, whether written or oral, providing for the grant by or to any Loan Party of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

Patriot Act is defined in Section 13.15.

PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

Pension Plan means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

Permitted Kinsale Insurance Activities means activities engaged in by Kinsale Insurance in the ordinary course of its insurance business, including, without limitation, defending and settling policyholder claims, defending and settling direct third party claims, making Investments authorized by the Arkansas Insurance Code, entering into and performing its obligations under reinsurance assumed and ceding agreements and other activities necessary to fulfill its responsibilities to policyholders or insurance regulators.

Permitted Lien means a Lien expressly permitted hereunder pursuant to Section 10.2.

Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

Pledged Equity means all Capital Securities listed on the Investment Schedules, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the Capital Securities of any Person that may be issued or granted to, or held by, any Loan Party while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Capital Securities of any foreign Subsidiary be required to be pledged hereunder.

Pledged Notes means all promissory notes listed on the Investment Schedules, all Intercompany Notes at any time issued to any Loan Party and all other promissory notes issued to or held by any Loan Party (other than promissory notes issued in connection with extensions of trade credit by any Loan Party in the ordinary course of business).

Prime Rate means, for any day, the rate of interest in effect for such day as announced from time to time by Lender as its prime rate (whether or not such rate is actually charged by Lender), which is not intended to be Lender’s lowest or most favorable rate of interest at any one time. Any change in the Prime Rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change; provided that Lender shall not be obligated to give notice of any change in the Prime Rate.

Proceeds means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

Receivable means any right to payment for goods sold or leased or for services rendered, including without limitation, any Accounts, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance.

Recipient means Lender and any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document.

Regulation D means Regulation D of the FRB.

Regulation U means Regulation U of the FRB.

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Reportable Event means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

Risk Based Capital Ratio means, with respect to Kinsale Insurance for any Fiscal Year, the ratio of its Total Adjusted Capital for such Fiscal Year to its Authorized Control Level for such Fiscal Year, as each such term is defined in the instructions for the statutory statements of Kinsale Insurance as prescribed by the Arkansas Department of Insurance.

SAP means the Statutory Accounting Principles as prescribed or permitted by the Arkansas Department of Insurance.

SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

Secured Obligations means, collectively, the Borrower Obligations and the Loan Guarantor Obligations.

Securities Act means the Securities Act of 1933, as amended.

Securities Account means that certain securities account of Kinsale Management held at Wells Fargo Advisors, LLC named “Kinsale Management Inc.” with account number 2047-6791.

Securities Account Control Agreement means that certain account control agreement with respect to the Securities Account, dated as of June 21, 2013, by and among, Lender, Kinsale Management, and Wells Fargo Advisors, LLC, as the same may be amended, restated, supplemented or modified from time to time.

Senior Debt means all Debt of Borrower and its Subsidiaries other than Subordinated Debt.

Senior Officer means, with respect to any Loan Party, any of the chief executive officer, the chief financial officer, the vice president-finance or the treasurer of such Loan Party.

Statutory Surplus is defined in the instructions for the statutory statements of Kinsale Insurance as prescribed by the Arkansas Department of Insurance.

Statutory Net Income is defined in the instructions for the statutory statements of Kinsale Insurance as prescribed the Arkansas Department of Insurance.

Subordinated Debt means any Debt incurred by Borrower which is subordinated to the Obligations in a manner reasonably satisfactory to the Lender, including, without limitation, with respect to the right and time of payment of principal and interest in connection with such Debt.

Subordination Agreements means all subordination agreements executed by a holder of Subordinated Debt in favor of Lender from time to time after the Closing Date in form and substance and on terms and conditions reasonably satisfactory to Lender.

Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrower.

Taxes means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

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Term Loan has the meaning given such term in Section 2.1 below.

Term Loan Commitment has the meaning given such term in Section 2.1 below.

Termination Date means the earlier to occur of (a) December 4, 2020 and (b) the date on which the Term Loan becomes immediately due and payable in whole pursuant to ARTICLE 12.

Termination Event means, with respect to a Pension Plan that is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of Borrower or any other member of the Controlled Group from such Pension Plan during a plan year in which Borrower or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041(c) of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.

Total Debt means, as of any date, all Debt of Borrower and its consolidated Subsidiaries as of such date determined on a consolidated basis in conformity with GAAP, excluding (a) Hedging Obligations and (b) Debt of Borrower to its Subsidiaries and Debt of Subsidiaries of Borrower to Borrower or to other Subsidiaries of Borrower.

Total Debt to Capital Ratio means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Debt as of such day to (b) the sum of Total Debt plus Net Worth, in each case, as of such day.

Total Plan Liability means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

Trademarks means (a) all trademarks, trade names, corporate names, names of Loan Parties, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto; and (b) the right to obtain all renewals thereof.

Trademark Licenses means, collectively, each agreement, whether written or oral, providing for the grant by or to any Loan Party of any right to use any Trademark.

UCC means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of Illinois, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

Unfunded Liability means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

Wholly-Owned Subsidiary means, as to any Person, a Subsidiary all of the Capital Securities of which (except directors’ qualifying Capital Securities and foreign national qualifying shares to the extent required by applicable law) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

Withholding Certificate is defined in Section 5.5(c)(i).

1.2           Other Interpretive Provisions.

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

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(c)           The term “including” is not limiting and means “including without limitation.”

(d)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(e)           Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f)           This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

(g)           This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Lender, Borrower and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against Lender merely because of Lender’s involvement in their preparation.

ARTICLE 2	COMMITMENTS OF LENDER; EVIDENCING OF LOANS.

2.1           Commitments. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Loan Parties set forth herein and in the other Loan Documents, the Lender agrees to make one or more loans to Borrower (individually and collectively, the “Term Loan”) in the maximum aggregate principal amount at any one time outstanding up to, but not exceeding, $30,000,000 (the “Term Loan Commitment”). The Term Loan is a non-revolving credit facility and, accordingly, any portion of the principal balance that is repaid or prepaid may not be re-borrowed. Notwithstanding anything contained herein or in any of the other Loan Documents to the contrary, each of the Loan Parties hereby acknowledges and agrees that, as of the date hereof: (a) Lender has previously made certain advances of the Term Loan to Borrower; (b) the aggregate outstating principal balance of the Term Loan equals the Term Loan Commitment; and (c) Lender shall have no further obligation hereunder or under any of the other Loan Documents to make any further advance of the Term Loan (or any other loan or advance) to Borrower or any other Person.

2.2           Notes. The Term Loan shall be evidenced by a Note, with appropriate insertions, payable to the order of Lender in a face principal amount equal to the Term Loan.

2.3           Recordkeeping. Lender shall record in its records, the date and amount of each Term Loan made by Lender and the repayments of the Term Loan thereof. The aggregate principal amount outstanding under the Term Loan so recorded shall be rebuttably presumptive evidence of the principal amount of the Term Loan owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of Borrower hereunder or under the Note to repay the principal amount of the Term Loan hereunder, together with all interest accruing thereon.

ARTICLE 3	INTEREST.

3.1           Interest Rates. Borrower promises to pay interest on the aggregate principal amount outstanding under the Term Loan for the period commencing on the first advance of the Term Loan until the Term Loan is paid in full at a rate per annum equal to, for each Interest Period, the LIBOR Rate applicable to such Interest Period; provided that at any time an Event of Default exists, at Lender’s election, the interest rate applicable to the Term Loan shall be increased by 2% (and, in the case of Obligations not bearing interest, such Obligations shall bear interest at the LIBOR Rate plus 2%). Notwithstanding the foregoing, upon the occurrence of an Event of Default under Section 12.1.1 or Section 12.1.4, such increase shall occur automatically. In no event shall interest payable by Borrower to Lender hereunder exceed the maximum rate permitted under applicable law, and if any such provision of this Agreement is in contravention of any such law, such provision shall be deemed modified to limit such interest to the maximum rate permitted under such law.

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3.2           Interest Payment Dates. Accrued interest on the Term Loan shall be payable on the last day of each Interest Period, upon a prepayment of the Term Loan, and at maturity. After maturity, and at any time an Event of Default exists, accrued interest on the Term Loan shall be payable on demand.

3.3           Setting and Notice of LIBOR Rates. The applicable LIBOR Rate for each Interest Period shall be determined by Lender, and notice thereof shall be given by Lender promptly to Borrower. Each determination of the applicable LIBOR Rate by Lender shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. Lender shall, upon written request of Borrower, deliver to Borrower a statement showing the computations used by Lender in determining any applicable LIBOR Rate hereunder.

3.4           Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of (a) 360 days for interest calculated at the LIBOR Rate and (b) 365/366 days for interest calculated at the Base Rate. The applicable interest rate for each Term Loan that bears interest at the Base Rate shall change simultaneously with each change in the Base Rate.

ARTICLE 4	PREPAYMENTS.

4.1           Prepayments.

4.1.1        Voluntary Prepayments. Borrower may from time to time prepay the Term Loan in whole or in part; provided that Borrower shall give Lender notice thereof not later than 11:00 A.M., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the date and amount of prepayment. Any such partial prepayment shall be in an amount equal to $250,000 or a higher integral multiple of $250,000.

4.1.2        Mandatory Prepayments.

(a)           Borrower shall make a prepayment of the Term Loan until paid in full upon the occurrence of any of the following at the following times and in the following amounts:

(i)           concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition with respect to any of the Pledged Equity and/or Pledged Notes, in an amount equal to 100% of such Net Cash Proceeds;

(ii)          within five (5) Business Days from the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition (other than as provided in subsection (i) above and/or the sale (or other transfer) of the Capital Securities of Borrower (or any Affiliate of Borrower) and the sale (or other transfer) of cash or Investment Property deposited in or credited to the Securities Account in the ordinary course of business), in an amount equal to 100% of such Net Cash Proceeds; provided that, such prepayment shall only be required if Net Cash Proceeds from Asset Dispositions exceed $10,000,000, in the aggregate, in any given Fiscal Year; provided further, that so long as no Event of Default shall have occurred and be continuing, the Borrower and its Subsidiaries may invest an amount equal to all or any portion of such Net Cash Proceeds within 365 days of receipt thereof in assets useful in the business of the Borrower and its Subsidiaries (or any similar or related or ancillary business), in which case the amount of such Net Cash Proceeds so invested shall not be required to be applied to prepay the Term Loans pursuant to this Section 4.1.2(a)(ii); and

(iii)          promptly upon the receipt by any Loan Party of any Net Cash Proceeds from any issuance of any Debt of such Loan Party (excluding (1) Debt permitted by Section 10.1 and (2) Debt issued by shareholders of Borrower to Borrower), in an amount equal to 100% of such Net Cash Proceeds.

4.2           Manner of Prepayments. Each voluntary partial prepayment shall be in a principal amount of $250,000 or a higher integral multiple of $250,000. Any prepayment of the Term Loan on a day other than the last day of an Interest Period shall include interest on the principal amount being repaid and shall be subject to Section 6.4. All prepayments of the Term Loan shall immediately reduce the outstanding principal balance of the Term Loan and shall be applied to reduce the principal amount due on the principal payment dates set forth below in chronological order until the amount of such prepayments are applied in full.

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4.3           Repayments.

4.3.1           Loan. The outstanding principal balance of the Term Loan shall be paid on a quarterly basis, beginning on September 30, 2016 and ending on September 30, 2020, in equal amounts of $750,000, with a final payment of $17,250,000 to be paid on December 4, 2020, provided that (a) the principal amount payable on any payment date other than December 4, 2020 (before giving effect to any principal prepayment applied in accordance with Section 4.2) shall not exceed 5% of the aggregate outstanding principal balance of the Term Loan, (b) the principal amount payable on any payment date shall be reduced by any prepayment of principal applied in accordance with Section 4.2 and (c) the principal amount payable on any payment date shall not exceed the aggregate outstanding principal balance of the Term Loan as of such date. Unless sooner paid in full, the outstanding principal balance of the Term Loan, together with any unpaid interest accrued thereon, shall be paid in full on the Termination Date.

ARTICLE 5	MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

5.1           Making of Payments. All payments of principal or interest on the Note, and of all fees, shall be made by Borrower to Lender in immediately available funds at the office specified by Lender not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by Lender on the following Business Day. All payments under Section 6.1 shall be made by Borrower directly to Lender without setoff, counterclaim or other defense.

5.2           Application of Certain Payments. So long as no Default or Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) voluntary and mandatory prepayments shall be applied as set forth in Section 4.2. After the occurrence and during the continuance of an Event of Default, all amounts collected or received by Lender as proceeds from the sale of, or other realization upon, all or any part of the Collateral shall be applied as Lender shall determine in its discretion.

5.3           Due Date. If any payment of principal or interest with respect to the Term Loan, or of any fees, falls due on a day which is not a Business Day, then such due date shall be the immediately preceding Business Day.

5.4           Setoff. Borrower, for itself and each other Loan Party, agrees that Lender has all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, Borrower, for itself and each other Loan Party, agrees that at any time any Event of Default exists, Lender may apply to the payment of any Obligations of Borrower and each other Loan Party hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of Borrower and each other Loan Party then or thereafter with Lender.

5.5           Taxes.

(a)           All payments made by Borrower under any Loan Document shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any Recipient shall be made by Borrower free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.

(b)           If Borrower makes any payment under any Loan Document in respect of which it is required by applicable law to deduct or withhold any Indemnified Taxes, Borrower shall increase the payment under such Loan Document such that after the reduction for the amount of Indemnified Taxes withheld (and any Indemnified Taxes withheld or imposed with respect to the additional payments required under this Section 5.5(b)), the amount paid to a Lender equals the amount that was payable under such Loan Document without regard to this Section 5.5(b) (but for the avoidance of doubt, taking into account any amounts that are otherwise permitted to be withheld for Excluded Taxes under this Section 5.5). To the extent Borrower withholds any Taxes on payments under any Loan Document, Borrower shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to such Lender within 30 days after it has made payment to such authority a receipt issued by such authority (or other evidence satisfactory to such Lender) evidencing the payment of all amounts so required to be deducted or withheld from such payment.

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(c)           If a Lender is required by law to make any payments of any Indemnified Taxes on or in relation to any amounts received or receivable under any Loan Document, or any Indemnified Tax is assessed against a Lender with respect to amounts received or receivable under any Loan Document, Borrower will indemnify such person against (i) such Indemnified Tax and (ii) any Indemnified Taxes imposed as a result of the receipt of the payment under this Section 5.5(c). A certificate prepared in good faith as to the amount of such payment by a Lender shall, absent manifest error, be final, conclusive, and binding on all parties; provided that Borrower shall not be required to compensate a Lender pursuant to this Section 5.5(c) for any amounts incurred more than six months prior to the date such Lender notifies Borrower of such Lender’s intention to claim compensation therefor.

(i)           To the extent permitted by applicable law, each Lender that is not a United States person within the meaning of Code Section 7701(a)(30) (a “Non-U.S. Lender”) shall deliver to Borrower on or prior to the Closing Date (or in the case of a Lender that is an Assignee, on the date of such assignment to such Lender) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable form prescribed by the IRS) certifying to such Lender’s entitlement to a complete exemption from, or a reduced rate in, United States withholding tax on interest payments to be made hereunder or any Term Loan. If a Lender that is a Non-U.S. Lender is claiming a complete exemption from withholding on interest pursuant to Code Sections 871(h) or 881(c), such Lender shall deliver (along with two accurate and complete original signed copies of IRS Form W-8BEN) a certificate in form and substance reasonably acceptable to Borrower representing that such Lender is not a bank for purposes of Section 881(c)(3)(A) of the Code, is not a 10 percent shareholder (within the meaning of Section 871(c)(3)(B) of the Code) of Borrower and is not a controlled foreign corporation related to Borrower (within the meaning of Section 881(c)(3)(C) of the Code) (any such certificate, a “Withholding Certificate”). In addition, each Lender that is a Non-U.S. Lender agrees that from time to time after the Closing Date (or, in the case of a Lender that is an Assignee, after the date of the assignment to such Lender), when a lapse in time (or change in circumstances occurs) renders the prior certificates hereunder obsolete or inaccurate in any material respect, such Lender shall, to the extent permitted under applicable law, deliver to Borrower two new and accurate and complete original signed copies of an IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement of such Lender to an exemption from, or reduction in, United States withholding tax on interest payments to be made hereunder or any Term Loan.

(ii)           Each Lender that is not a Non-U.S. Lender shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to Borrower certifying that such Lender is exempt from United States backup withholding Tax. To the extent that a form provided pursuant to this Section 5.5(c)(ii) is rendered obsolete or inaccurate in any material respect as result of change in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by applicable law, deliver to Borrower revised forms necessary to confirm or establish the entitlement to such Lender’s exemption from United States backup withholding Tax.

(iii)          Notwithstanding anything to the contrary herein, Borrower shall not be required to pay additional amounts to any Lender, or indemnify any Lender, under this Section 5.5 to the extent that such obligations would not have arisen but for the failure of such Lender to comply with this Section 5.5(c).

(d)           If a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 5.5, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 5.5 with respect to the Indemnified Taxes giving rise to such refund), net of any Taxes imposed by reason of receipt of such refund and all out-of-pocket expenses of such Lender and without interest (other than any interest paid by the relevant governmental authority with respect to such refund, which interest shall be paid to Borrowers); provided, that Borrower, upon the request of such Lender, agrees to repay any amount paid to Borrower (plus any penalties, interest or other charges imposed by the relevant governmental authority) to such Lender in the event such Lender is required to repay such refund to such governmental authority. Nothing in this Section 5.5(d) shall be construed to require any Lender to make available its tax returns (or any other information which it deems confidential) to Borrower or any other Person.

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(e)           If a payment made to a Lender under any Loan Document would be subject to any U.S. federal income withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower (or, in the case of a Participant, to the Lender granting the participation only) at the time or times prescribed by law and at such time or times reasonably requested by Borrower (or, in the case of a Participant, the Lender granting the participation) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower (or, in the case of a Participant, the Lender granting the participation) as may be necessary for Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.5(e), “FATCA” is deemed to include any amendments made to FATCA after the date of this Agreement.

ARTICLE 6	INCREASED COSTS; SPECIAL PROVISIONS FOR TERM LOAN.

6.1           Increased Costs.

(a)            If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to ARTICLE 3), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender; or (ii) shall impose on Lender any other condition affecting the Term Loan, the Note or its obligation to make the Term Loan; and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) Lender (or any LIBOR Office of Lender) of making or maintaining the Term Loan, or to reduce the amount of any sum received or receivable by Lender (or its LIBOR Office) under this Agreement or under its Note with respect thereto, then upon demand by Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Borrower shall pay directly to Lender such additional amount as will compensate Lender for such increased cost or such reduction.

(b)           If Lender shall reasonably determine that, after the date hereof, any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by Lender or any Person controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender’s or such controlling Person’s capital as a consequence of Lender’s obligations hereunder to a level below that which Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by Lender or such controlling Person to be material, then from time to time, upon demand by Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Borrower shall pay to Lender such additional amount as will compensate Lender or such controlling Person for such reduction.

(c)           Notwithstanding anything in this Section 6.1 to the contrary, Borrower shall only be required to compensate Lender pursuant to this Section 6.1 to the extent that Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a) and (b) above generally on other borrowers of loans under similar credit facilities.

6.2           Basis for Determining Interest Rate Inadequate or Unfair. If:

(a)           Lender reasonably determines (which determination shall be binding and conclusive on Borrower absent manifest error) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

(b)           the LIBOR Rate as determined by Lender will not adequately and fairly reflect the cost to Lender of maintaining or funding the Term Loan for such Interest Period;

then Lender shall promptly notify Borrower and, so long as such circumstances shall continue, on the last day of the current Interest Period, the interest rate on the Term Loan shall, unless then repaid in full, automatically convert to the Base Rate.

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6.3           Changes in Law Rendering the Term Loan Unlawful. If, after the date hereof, any change in, or the adoption of any law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it unlawful for Lender to make, maintain or fund the Term Loan at the LIBOR Rate, then Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, on the last day of the current Interest Period (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), the interest rate on the Term Loan shall, unless then repaid in full, automatically convert to the Base Rate. Each Term Loan which, but for the circumstances described in the foregoing sentence, would bear interest at the LIBOR Rate shall remain outstanding for the period corresponding to such Term Loan absent such circumstances.

6.4           Funding Losses. Borrower hereby agrees that upon demand by Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for the amount being claimed), Borrower will indemnify Lender against any net loss or expense which Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain the Term Loan), as reasonably determined by Lender, as a result of (a) any payment, prepayment or conversion of the Term Loan of Lender on a date other than the last day of an Interest Period for the Term Loan (including any conversion pursuant to Section 6.3) or (b) any failure of Borrower to borrow or prepay the Term Loan on a date specified therefor in a notice of borrowing or prepayment pursuant to this Agreement. For this purpose, all notices to Lender pursuant to this Agreement shall be deemed to be irrevocable.

6.5           Right of Lender to Fund through Other Offices. Lender may, if it so elects, fulfill its commitment as to the Term Loan by causing a foreign branch or Affiliate of Lender to make the Term Loan; provided that in such event for the purposes of this Agreement the Term Loan shall be deemed to have been made by Lender and the obligation of Borrower to repay the Term Loan shall nevertheless be to Lender and shall be deemed held by it, to the extent of the Term Loan, for the account of such branch or Affiliate.

6.6           Discretion of Lender as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of the Term Loan in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if Lender had actually funded and maintained the Term Loan during each Interest Period for the Term Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

6.7           Mitigation of Circumstances.

(a)           Lender shall promptly notify Borrower of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in Lender’s sole judgment, otherwise disadvantageous to Lender) to mitigate or avoid, (i) any obligation by Borrower to pay any amount pursuant to Sections 5.5 or 6.1 or (ii) the occurrence of any circumstances described in Sections 6.2 or 6.3 (and, if Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, Lender shall promptly so notify Borrower). Without limiting the foregoing, Lender will designate a different funding office if such designation will avoid (or reduce the cost to Borrower of) any event described in clause (i) or (ii) above and such designation will not, in Lender’s sole judgment, be otherwise disadvantageous to Lender.

(b)           If Lender demands that Borrower pay any amount pursuant to Sections 5.5 or 6.1, then Borrower may, at its sole expense, upon notice to Lender, require Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 13.13), all of its interests, rights and obligations under this Agreement to an assignee selected by Borrower that shall assume such obligations; provided that Lender shall have received from the assignee payment of an amount equal to the outstanding principal amount of the Term Loan, accrued interest thereon, accrued fees and all other amounts payable to it hereunder. Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by Lender or otherwise, the circumstances entitling Borrower to require such assignment cease to apply.

6.8           Conclusiveness of Statements; Survival of Provisions. Determinations and statements of Lender pursuant to Sections 6.1, 6.2, 6.3 or 6.4 shall be conclusive absent demonstrable error. Lender may use reasonable averaging and attribution methods in determining compensation under Sections 6.1 and 6.4, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any Note(s) and termination of this Agreement.

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ARTICLE 7	COLLATERAL AND COLLATERAL ADMINISTRATION.

7.1           Grant. Each Loan Party hereby grants, assigns and transfers to Lender and (to the extent provided herein) Lender’s Affiliates, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, a continuing security interest in all right, title and interest of such Loan Party in, to and under the following (collectively with respect to all Loan Parties, the “Collateral”): (a) all property, wherever located, whether real or personal, now owned or existing or at any time hereafter arising or acquired by such Loan Party or in which such Loan Party now has or at any time in the future may acquire any right, title or interest, including all of such Loan Party’s Pledged Equity, Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Health Care Insurance Receivables, Farm Products, Goods, Instruments, Intellectual Property, Inventory, Investment Property, Leases, Letter-of-Credit Rights, Money, Records, securities accounts (including, without limitation, the Securities Account), Securities and Supporting Obligations, (b) all books and records pertaining to any of the foregoing, (c) all Proceeds and products of any of the foregoing, and (d) all collateral security and guaranties given by any Person with respect to any of the foregoing. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Loan Party, shall refer to such Loan Party’s Collateral or the relevant part thereof.

7.2           Certain Matters Relating to Receivables.

(a)           At any time and from time to time after the occurrence and during the continuance of an Event of Default, Lender shall have the right to make test verifications of the Receivables of any Loan Party in any manner and through any medium that it reasonably considers advisable, and each Loan Party shall furnish all such assistance and information as Lender may require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon Lender’s request and at the expense of the relevant Loan Party, such Loan Party shall cause independent public accountants or others reasonably satisfactory to Lender to furnish to Lender reports showing reconciliations, agings and test verifications of, and trial balances for, such Receivables. Anything herein to the contrary notwithstanding, the provisions of this Section 7.2 shall only apply if the aggregate amount of the then outstanding Receivables of any Loan Party exceeds $5,000,000.

(b)           Lender hereby authorizes each Loan Party to collect any Receivables of such Loan Party, and Lender may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default. If required by Lender at any time after the occurrence and during the continuance of an Event of Default, any payments of such Receivables, when collected by any Loan Party, (i) shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Loan Party in the exact form received, duly indorsed by such Loan Party to Lender if required, in a collateral account maintained under the sole dominion and control of Lender, subject to withdrawal by Lender for its own account only as provided in Section 7.6, and (ii) until so turned over, shall be held by such Loan Party in trust for Lender, segregated from other funds of such Loan Party. Each such deposit of payments of such Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)           At any time and from time to time after the occurrence and during the continuance of an Event of Default, at Lender’s request, each Loan Party shall deliver to Lender all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to any Receivables of such Loan Party, including all original orders, invoices and shipping receipts.

7.3           Communications with Obligors; Loan Parties Remain Liable.

(a)           Lender in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with the Account Debtors under the Receivables of any Loan Party to verify with them to Lender’s satisfaction the existence, amount and terms of such Receivables.

(b)           Upon the request of Lender at any time after the occurrence and during the continuance of an Event of Default, each Loan Party shall notify the Account Debtors under the Receivables of such Loan Party that such Receivables have been assigned to Lender and that payments in respect thereof shall be made directly to Lender. Lender shall have the right to notify such Account Debtors of the same should such Loan Party fail to do so within two (2) Business Days of Lender’s request.

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(c)           Anything herein to the contrary notwithstanding, each Loan Party shall remain liable in respect of each of the Receivables of such Loan Party to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Lender shall have no obligation or liability under any such Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Lender of any payment relating thereto, nor shall Lender be obligated in any manner to perform any of the obligations of any Loan Party under or pursuant to any such Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d)           For the purpose of enabling Lender to exercise rights and remedies under this Agreement, each Loan Party hereby grants to Lender an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Loan Party) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Loan Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

7.4           Investment Property.

(a)           Unless an Event of Default shall have occurred and be continuing, each Loan Party shall be permitted to receive cash dividends and distributions in accordance with Section 10.4, and to exercise all voting and other rights with respect to the Investment Property of such Loan Party; provided, that no vote shall be cast or other right exercised or action taken which could reasonably be expected to impair the Collateral or which would result in any violation of any provision of this Agreement or any other Loan Document.

(b)           If an Event of Default shall occur and be continuing, Lender shall have the right, in each case upon notice to Borrower, (i) to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of any Investment Property of any Loan Party and make application thereof to the Secured Obligations in such order as Lender may determine, and (ii) to require that any or all of such Investment Property be registered in the name of Lender or its nominee, subject to compliance with the applicable provisions of the Arkansas Insurance Holding Company Regulatory Act, and upon such registration Lender or its nominee may thereafter exercise (x) all voting and other rights pertaining to such Investment Property and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of such Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Loan Party or Lender of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of such Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Lender may determine), all without liability except to account for property actually received by it, but Lender shall have no duty to any Loan Party to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. To the extent necessary, Borrower shall cause Kinsale Insurance to promptly file a Form B amendment pursuant to the Arkansas Insurance Holding Company Regulatory Act disclosing the transactions contemplated by this Agreement. If an Event of Default shall occur and be continuing, Borrower shall, at the request of Lender, take such actions, or cause Kinsale Insurance to take such actions, as may be required under the Arkansas Insurance Holding Company Regulatory Act to enable Lender to exercise the rights and remedies provided for in this Agreement. Additionally, each Loan Party shall do all things and take all such actions as are necessary to cause Lender to be admitted as a member of any of its Subsidiaries that is organized as a limited liability company.

(c)           Each Loan Party hereby authorizes and instructs each Issuer of any Investment Property of such Loan Party to (i) comply with any instruction received by it from Lender in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Loan Party, and each Loan Party agrees that each such Issuer shall be fully protected in so complying, (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to such Investment Property directly to Lender and (iii) mark in its books and records to indicate Lender’s security interest in such Investment Property.

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7.5           Proceeds to be Turned Over to Lender. In addition to the rights of Lender specified in Section 7.3 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds from the sale of, or other realization upon, all or any part of the Collateral received by any Loan Party consisting of cash, checks and other cash equivalent items shall be held by such Loan Party in trust for Lender, segregated from other funds of such Loan Party, and shall, forthwith upon receipt by such Loan Party, be turned over to Lender in the exact form received by such Loan Party (duly indorsed by such Loan Party to Lender, if required). All such Proceeds received by Lender hereunder shall be held by Lender in a collateral account maintained under its sole dominion and control. All such Proceeds, while held by Lender in any collateral account (or by such Loan Party in trust for Lender) established pursuant hereto, shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 7.6.

7.6           Application of Proceeds. At such intervals as may be agreed upon by Borrower and Lender, or, if an Event of Default shall have occurred and be continuing, at any time at Lender’s election, Lender may apply all or any part of Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations in such order as Lender shall determine in its discretion. Any part of such funds which Lender elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by Lender to the applicable Loan Party or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations shall have been Paid in Full shall be paid over by Lender to the applicable Loan Party or to whomsoever may be lawfully entitled to receive the same. In the absence of a specific determination by Lender, the Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations shall be applied in the following order:

FIRST, to the payment of all fees, costs, expenses and indemnities of Lender (in its capacity as such), including Attorney Costs, and any other Secured Obligations owing to Lender in respect of sums advanced by Lender to preserve the Collateral or to preserve its security interest in the Collateral, until paid in full;

SECOND, to the payment of all of the Secured Obligations (other than Hedging Obligations and other Bank Product Obligations) consisting of accrued and unpaid interest owing to Lender, until paid in full;

THIRD, to the payment of all Secured Obligations consisting of principal or Hedging Obligations owing to Lender, until paid in full;

FOURTH, to the payment of all Bank Products Obligations (other than Hedging Obligations) owing to Lender or its Affiliates, until paid in full;

FIFTH, to the payment of all other Secured Obligations owing to Lender, until paid in full; and

sIXTH, to the payment of any remaining Proceeds, if any, to whomever may be lawfully entitled to receive such amounts.

7.7           Code and Other Remedies.

(a)           If an Event of Default shall occur and be continuing, Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released. Each Loan Party further agrees, at Lender’s request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at such Loan Party’s premises or elsewhere. Lender shall apply the net proceeds of any action taken by it pursuant to this Section 7.7, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including Attorney Costs, to the payment in whole or in part of the Secured Obligations, in such order as Lender may elect (or, in the absence of a specific determination by Lender, as set forth in Section 7.6), and only after such application and after the payment by Lender of any other amount required by any provision of law, need Lender account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, each Loan Party waives all claims, damages and demands it may acquire against Lender arising out of the exercise by Lender of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

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(b)           To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, the Loan Parties acknowledge and agree that it is not commercially unreasonable for Lender: (i) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of (it being understood that any disposition of the Capital Securities of Kinsale Insurance must be made in compliance with the Arkansas Insurance Holding Company Regulatory Act), (iii) to fail to exercise collection remedies against any Account Debtor or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against any Account Debtor and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Loan Parties, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, or (xi) to the extent deemed appropriate by Lender in good faith, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. The Loan Parties acknowledge that the purpose of this paragraph is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this paragraph. Without limitation upon the foregoing, nothing contained in this paragraph shall be construed to grant any rights to the Loan Parties or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this paragraph.

7.8           Pledged Equity.

(a)           Each Loan Party recognizes that Lender may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Loan Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Lender shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)           Each Loan Party agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 7.8 valid and binding and in compliance with applicable law. Each Loan Party further agrees that a breach of any of the covenants contained in this Section 7.8 will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.8 shall be specifically enforceable against such Loan Party, and such Loan Party hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under this Agreement.

7.9           Waiver; Deficiency. Each Loan Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations in full and the fees and disbursements of any attorneys employed by Lender to collect such deficiency.

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7.10          Lender’s Appointment as Attorney-in-Fact, etc.

(a)           Each Loan Party hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Loan Party and in the name of such Loan Party or in its own name, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Loan Party hereby gives Lender the power and right, on behalf of and at the expense of such Loan Party, without notice to or assent by such Loan Party, to do any or all of the following:

(i)           in the name of such Loan Party or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable of any Loan Party or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due under any such Receivable or with respect to any other Collateral whenever payable;

(ii)           in the case of any Intellectual Property of any Loan Party, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as Lender may request to evidence Lender’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Loan Party relating thereto or represented thereby;

(iii)          discharge Liens levied or placed on or threatened against the Collateral (other than Permitted Liens), and effect any repairs or insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)          execute, in connection with any sale provided for in Section 7.7 or 7.8, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)           (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Loan Party with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Lender may deem appropriate; (7) assign any Copyright, Patent or Trademark of any Loan Party throughout the world for such term or terms, on such conditions, and in such manner, as Lender shall in its sole discretion determine; (8) vote any right or interest with respect to any Investment Property of any Loan Party; (9) order good standing certificates and conduct lien searches with respect to any Loan Party or the Collateral in respect of such jurisdictions or offices as Lender may deem appropriate; and (10) generally sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and do, at Lender’s option and such Loan Party’s expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Loan Party might do.

Anything in this Section 7.10(a) to the contrary notwithstanding, Lender agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.10(a) unless an Event of Default shall have occurred and be continuing.

(b)           If any Loan Party fails to perform or comply with any of its agreements contained herein, Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           Each Loan Party hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

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7.11          Duty of Lender. Lender’s sole duty with respect to the custody, safekeeping, and economic and physical preservation of the Collateral in its possession shall be to deal with it in a commercially reasonable manner and in the same manner as Lender deals with similar property for its own account. Neither Lender nor any of its officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Loan Party or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on Lender hereunder are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Lender nor any of its officers, directors, employees or agents shall be responsible to any Loan Party for any act or failure to act hereunder.

7.12          Acknowledgements. Each Loan Party hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)           Lender has no fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby by the Loan Parties and Lender.

7.13          Additional Parties. Each Loan Party that is required to become a party to this Agreement pursuant to Section 9.8 of this Agreement shall become a Loan Party for all purposes of this Agreement upon execution and delivery by such Loan Party of a joinder agreement in form and substance reasonably acceptable to Lender.

7.14          Releases.

(a)           At such time as the Secured Obligations have been Paid in Full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Lender and each Loan Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Party. At the request and sole expense of any Loan Party following any such termination, Lender shall deliver to the Loan Parties any Collateral held by Lender hereunder and shall execute and deliver to the Loan Parties such documents as the Loan Parties shall reasonably request to evidence such termination.

(b)           If any of the Collateral shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by this Agreement, then Lender, at the request and sole expense of such Loan Party, shall execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of Borrower, a Loan Guarantor shall be released from its obligations hereunder in the event that all the equity interests of such Loan Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by this Agreement; provided that Borrower shall have delivered to Lender, with reasonable notice prior to the date of the proposed release, a written request for release identifying the relevant Loan Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents.

7.15          Obligations and Liens Absolute and Unconditional. Each Loan Party understands and agrees that the obligations of each Loan Party under this Agreement shall be construed as continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Loan Document, any of the Secured Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Loan Party or any other Person against Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Loan Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Loan Party for the Secured Obligations, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Loan Party, Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Loan Party or any other Person or against any collateral security or guaranty for the Secured Obligations or any right of offset with respect thereto, and any failure by Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Loan Party or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other Loan Party or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Loan Party of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Lender against any Loan Party. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

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7.16          Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party or any Issuer of any Investment Property of any Loan Party for liquidation or reorganization, should any Loan Party or any such Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Loan Party’s or any such Issuer’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

ARTICLE 8	REPRESENTATIONS AND WARRANTIES.

To induce Lender to enter into this Agreement and to induce Lender to make the Term Loan, each Loan Party represents and warrants to Lender that, as of the date hereof:

8.1           Organization. Each Loan Party and each Subsidiary of any Loan Party is validly existing and, to the extent such concept is applicable in the relevant jurisdiction, in good standing under the laws of its jurisdiction of organization; and each Loan Party and each Subsidiary of any Loan Party is in good standing and is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

8.2           Authorization; No Conflict. All necessary and appropriate action has been taken by each Loan Party in order to, and each Loan Party has full power, right and authority, and is duly authorized, to execute and deliver each Loan Document to which it is a party and perform its Obligations under each Loan Document to which it is a party, and Borrower is duly authorized to borrow monies hereunder. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by Borrower hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than the filing of a Form B amendment pursuant to the Arkansas Insurance Holding Company Regulatory Act which has been previously completed, and any consent or approval which has been previously obtained, each of which is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws, operating agreement or other organizational documents of any Loan Party or any Subsidiary of any Loan Party or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any Subsidiary of any Loan Party or any of their respective properties, except with respect to (i) and (iii) to the extent such conflict could not reasonably be expected to have a Material Adverse Effect, or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party or any Subsidiary of any Loan Party (other than Liens in favor of Lender created pursuant to the Collateral Documents).

8.3           Validity and Binding Nature. Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

8.4           Financial Condition. The audited financial statements of Borrower and its consolidated Subsidiaries as at December 31, 2015 and the unaudited financial statements of Borrower and its consolidated Subsidiaries as at March 31, 2016, copies of each of which have been delivered to Lender, were prepared in accordance with GAAP and present fairly (or in the case of the unaudited financial statement, present fairly in all material respects) the financial condition of such entities as at such dates and the results of their operations for the periods then ended.

8.5           No Material Adverse Change. Since March 31, 2016, there has been no material adverse change in the financial condition, operations, assets, business or properties of Borrower and its Subsidiaries taken as a whole.

8.6           Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the knowledge of any Loan Party or any Subsidiary of any Loan Party, threatened against any Loan Party or any Subsidiary of any Loan Party which could reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary of any Loan Party has any material contingent liabilities, other than such liabilities: (a) incident to such actions/proceedings (as applicable) previously disclosed, in writing, to Lender as of the Closing Date, if any; (b) permitted by Section 10.1 and/or (c) with respect to Kinsale Insurance, which are part of the Excluded Kinsale Insurance Debt.

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8.7           Ownership of Properties; Liens. Each Loan Party has good and valid rights in or the power to transfer its Collateral, owns good and, in the case of real property, marketable title to all of its properties and assets, including its Collateral, real and personal, tangible and intangible, of any nature whatsoever (including Intellectual Property), free and clear of all Liens, charges and claims (including infringement claims with respect to Intellectual Property) except Permitted Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens and filings for which termination statements have been delivered to Lender. Each Loan Party is duly authorized to sell, transfer, pledge and grant a Lien in its Collateral.

8.8           Equity Ownership; Subsidiaries. All issued and outstanding Capital Securities of each Loan Party and each Subsidiary of the Loan Parties are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of Lender, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Schedule 8.8 sets forth the authorized Capital Securities of each Loan Party and each Subsidiary of the Loan Parties as of the Closing Date. All of the issued and outstanding Capital Securities of each Wholly-Owned Subsidiary are, directly or indirectly, owned by Borrower.

8.9           Pension Plans.

(a)           Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Pension Plan complies with all applicable requirements of law and regulations, (ii) no contribution failure under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 303(k) of ERISA, (iii) there are no pending or, to the knowledge of any Loan Party or any Subsidiary of any Loan Party, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, any Loan Party, any Subsidiary of any Loan Party or any other member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan, (iv) none of any Loan Party, any Subsidiary of any Loan Party or any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan, (v) within the past five years, none of any Loan Party, any Subsidiary of any Loan Party or any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group and (vi) no Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

(b)           Except as would not reasonably be expected to have a Material Adverse Effect, (i) all contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any Loan Party, any Subsidiary of any Loan Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law, (ii) none of any Loan Party, any Subsidiary of any Loan Party or any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and (iii) none of any Loan Party, any Subsidiary of any Loan Party or any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

8.10          Investment Company Act. Neither any Loan Party nor any Subsidiary of any Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.

8.11          Compliance with Laws. Each Loan Party and each Subsidiary of the Loan Parties is in compliance in all material respects with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.12          Regulation U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

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8.13          Licensed Insurance Company. Kinsale Insurance is licensed as an insurance company in every jurisdiction in which it is required to be licensed and is approved or permitted to write insurance on a surplus lines basis in every jurisdiction in which it writes insurance and where it is not so licensed.

8.14          Taxes. Except where failure to file or pay could not reasonably be expected to have a Material Adverse Effect, each Loan Party has timely filed all material tax returns and reports required by law to have been filed by it and has paid all Taxes and governmental charges due and payable with respect to such returns, except any such Taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Loan Parties have made adequate reserves on their respective books and records in accordance with GAAP or SAP, as applicable, for all Taxes that have accrued but which are not yet due and payable. None of the Loan Parties has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into) that has not been properly disclosed or otherwise duly reported to the relevant taxing authority.

8.15          Solvency, etc. On the Closing Date, with respect to each Loan Party and each Subsidiary of the Loan Parties, individually: (a) the fair value of its assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated in accordance with GAAP, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

8.16          Insurance. Set forth in the Insurance Schedules is a complete and accurate summary of the property, casualty, worker’s compensation, errors and omissions, fidelity bonds/crime insurance program of the Loan Parties and the Subsidiaries of the Loan Parties as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving any Loan Party or any Subsidiary of any Loan Party). Each Loan Party and each Subsidiary of the Loan Parties, and their respective properties, are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties or the Subsidiaries of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties or such Subsidiaries operate.

8.17          Information. All information heretofore or contemporaneously herewith furnished in writing by any Loan Party or any Subsidiary of any Loan Party to Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is (in each case, as modified or supplemented by other written information so furnished), true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information omits to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Lender that any projections and forecasts provided by any Loan Party or any Subsidiary of any Loan Party are based on good faith estimates and assumptions believed by such Loan Party or such Subsidiary to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

8.18          Labor Matters. Neither any Loan Party nor any Subsidiary of any Loan Party is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party or any Subsidiary of any Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties and the Subsidiaries of the Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

8.19          Anti-Terrorism Laws. Neither any Loan Party nor any Subsidiary of any Loan Party (and, to the knowledge of any Loan Party or any Subsidiary of any Loan Party, no joint venture or Subsidiary thereof):

(a)           is in violation in any material respects of any United States Requirements of Law relating to terrorism, sanctions or money laundering (the “Anti-Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Anti-Terrorism Order”) and the Patriot Act.

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(b)           (i) is listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (ii) is owned or controlled by, or acting for or on behalf of, any person listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (iii) commits, threatens or conspires to commit or supports “terrorism” as defined in the Anti-Terrorism Order or (iv) is named as a “specially designated national and blocked person” in the most current list published by OFAC.

(c)           (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (b)(i) through (b)(iv) above, (ii) deals in, or otherwise engages in any transactions relating to, any property or interests in property blocked pursuant to the Anti-Terrorism Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

8.20          No Default. No Default or Event of Default exists.

8.21          Subordinated Debt. The subordination provisions of the Subordinated Debt are enforceable against the holders of the Subordinated Debt by Lender. All Obligations constituting Senior Debt are entitled to the benefits of the subordination provisions contained in the Subordinated Debt. Each Loan Party acknowledges that Lender is entering into this Agreement and making the Term Loan in reliance upon the subordination provisions of the Subordinated Debt and this Section 8.21.

8.22          Perfected First Priority Liens. None of this Agreement, nor any other documents or instruments delivered in connection herewith, constitutes the creation of a new Debt or the extinguishment of the Debt evidenced by the Original Loan Agreement (and/or any other Loan Document executed in connection therewith) and the Original Loan Agreement and the other Loan Documents as in effect prior to the Closing Date and such Obligations (under and as defined in the Original Credit Agreement) are in all respects continuing with only the terms being modified as provided in this Agreement, nor will they in any way affect or impair the Liens granted in favor of Lender pursuant to the Original Loan Agreement, the Collateral Documents and/or any of the other Loan Documents (and/or Lender’s interest in and to the Collateral), which each Loan Party hereby acknowledges to be a valid and existing first priority Lien on the Collateral described therein (subject only to Permitted Liens). Each Loan Party further agrees that the Liens granted pursuant to the Original Loan Agreement, the Collateral Documents and the other Loan Documents each continue to be in full force and effect, unaffected and unimpaired by this Agreement, and that said Lien shall so continue as a first priority lien (subject only to Permitted Liens) until the Debt secured by the Original Loan Agreement, the Collateral Documents and the other Loan Documents (including without limitation, the Term Loan) is irrevocably Paid in Full.

8.23          Loan Party Information. As of the Closing Date, the Loan Party Schedules completely and accurately identify: (a) each Loan Party’s jurisdiction of organization, (b) the location of each Loan Party’s chief executive office, (c) each Loan Party’s exact legal name as it appears on its organizational documents and (d) each Loan Party’s organizational identification number (to the extent a Loan Party is organized in a jurisdiction which assigns such numbers). In the past five years, no Loan Party had its chief executive offices at any location, or has had any other name, other than as set forth in the Loan Party Schedules.

8.24          Certain Property. None of the Collateral constitutes, or is the Proceeds of, (a) Farm Products, (b) Health Care Insurance Receivables or (c) vessels, aircraft or any other property (other than motor vehicles) subject to any certificate of title or other registration statute of the United States, any State or other jurisdiction.

8.25          Investment Property.

(a)           The Pledged Equity of each Loan Party constitutes all the issued and outstanding equity interests of each Issuer owned by such Loan Party or, in the case of any foreign Subsidiary, 65% of all issued and outstanding equity interests of such foreign Subsidiary.

(b)           All of the Pledged Equity has been duly and validly issued and is fully paid and nonassessable.

(c)           The Investment Schedules list all Investment Property owned by each Loan Party as of the Closing Date. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, its Investment Property, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

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(d)           No person other than Lender has possession or control of any of the Pledged Equity of such nature that perfection of a security interest is accomplished by control (except that a depository institution other than Lender may have possession (but not control) of the Securities Account).

(e)           Upon delivery to Lender of any certificated Pledged Equity, Lender shall have a fully perfected first priority security interest in such Pledged Equity so long as Lender maintains possession of such Pledged Equity.

(f)           No membership interests or partnership interests constituting Pledged Equity are certificated or are comprised of Securities.

8.26          Intellectual Property. On the date hereof: (a) all Intellectual Property owned by any Loan Party and material to its business is valid, subsisting, unexpired and enforceable and has not been abandoned; and (b) none of the Intellectual Property owned by any Loan Party and material to its business is the subject of any licensing or franchise agreement pursuant to which such Loan Party is the licensor or franchisor.

8.27          Right to Use Intellectual Property. Each Loan Party has a license or other right to use Intellectual Property as is necessary for the conduct of the businesses of such Loan Party, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

ARTICLE 9	AFFIRMATIVE COVENANTS.

Until the expiration or termination of the Term Loan Commitment and thereafter until all Obligations hereunder and under the other Loan Documents are paid and performed in full, each Loan Party agrees (or, in the case of Section 9.1, Borrower agrees) that, unless at any time Lender shall otherwise expressly consent in writing, it will:

9.1           Reports, Certificates and Other Information. Furnish to Lender:

9.1.1        Annual Report. Promptly when available and in any event within 120 days after the close of each Fiscal Year, (a) a copy of the annual audit report of Borrower and its consolidated Subsidiaries for such Fiscal Year, including therein a consolidated balance sheet of Borrower and its consolidated Subsidiaries as of the end of such Fiscal Year and an income statement and statement of stockholders’ equity of Borrower and its consolidated Subsidiaries for such Fiscal Year, certified without adverse reference to going concern value and without qualification by independent auditors of recognized standing (other than a qualification related to the maturity of Term Loans or any other Debt or potential non-compliance with any financial covenant hereunder), and (b) a consolidating balance sheet of Borrower and its consolidated Subsidiaries as of the end of such Fiscal Year and a consolidating income statement and statement of stockholders’ equity of Borrower and its consolidated Subsidiaries for such Fiscal Year, certified by a Senior Officer of Borrower.

9.1.2        Interim Reports. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter of any Fiscal Year), consolidated and consolidating balance sheets of Borrower and its consolidated Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating income statements and statements of stockholders’ equity of Borrower and its consolidated Subsidiaries for such Fiscal Quarter and for the period beginning with the first day of the related Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year, certified by a Senior Officer of Borrower.

9.1.3        Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 9.1.1 and each set of quarterly statements pursuant to Section 9.1.2, a duly completed Compliance Certificate, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Senior Officer of Borrower, containing a computation of each of the financial ratios and restrictions set forth in Section 10.13 and to the effect that such officer has not become aware of any Default or Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

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9.1.4        Reports to the SEC and to Shareholders. Promptly upon the filing, sending or posting (as applicable)( thereof, copies of (or, alternatively, notice of such filing/sending/posting and electronic access to) all: (a) regular, periodic or special reports of any Loan Party or any Subsidiary of any Loan Party filed with the SEC; (b) registration statements of any Loan Party or any Subsidiary of any Loan Party filed with the SEC (other than on Form S-8); and (c) proxy statements or other communications made to security holders generally.

9.1.5        Notice of Default, Litigation and ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by any Loan Party or any Subsidiary of any Loan Party affected thereby with respect thereto:

(a)           the occurrence of an Event of Default or a Default;

(b)           any litigation, arbitration or governmental investigation or proceeding not previously disclosed by any Loan Party or any Subsidiary of any Loan Party to Lender which has been instituted or, to the knowledge of such Loan Party or such Subsidiary, is threatened against any Loan Party or any Subsidiary of any Loan Party or to which any of the properties of any thereof is subject which could reasonably be expected to have a Material Adverse Effect;

(c)           (i) Borrower or any Subsidiary of Borrower taking any action that results in a Reportable Event, (ii) the failure of Borrower or any Subsidiary of Borrower to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 303(k) of ERISA) or to any Multiemployer Pension Plan, (iii) Borrower or any Subsidiary of Borrower taking any action with respect to a Pension Plan which could result in the requirement that any Loan Party or any Subsidiary of any Loan Party furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the withdrawal by Borrower or any Subsidiary of Borrower from any Multiemployer Pension Plan or the receipt by Borrower or any Subsidiary of Borrower of notice that any Multiemployer Pension Plan is in reorganization, may be terminated or is or may become insolvent;

(d)           any Lien (other than Permitted Liens) on any of the Pledged Equity (or any portion thereof) and/or any of the Pledged Notes (or any portion thereof) which could reasonably be expected to adversely affect the ability of Lender to exercise any of its remedies hereunder; and/or

(e)           any other event which could reasonably be expected to have a Material Adverse Effect.

9.1.6        Management Reports. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to Borrower by independent auditors in connection with each annual or interim audit made by such auditors of the books of Borrower and its Subsidiaries.

9.1.7        Projections. As soon as practicable, and in any event not later than 30 days prior to the commencement of each Fiscal Year, financial projections for Borrower and its Subsidiaries for such Fiscal Year (including quarterly operating and cash flow budgets) prepared in a manner consistent with the projections delivered by Borrower to Lender prior to the Closing Date or otherwise in a manner reasonably satisfactory to Lender accompanied by a certificate of a Senior Officer of Borrower to the effect that (a) such projections were prepared by Borrower in good faith, (b) Borrower has a reasonable basis for the assumptions contained in such projections and (c) such projections have been prepared in accordance with such assumptions.

9.1.8        Subordinated Debt Notices. Promptly following receipt thereof, copies of all material notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt.

9.1.9        Incurred Debt Related to Ratings. Promptly provide written notice of (i) the incurrence by Borrower of any Subordinated Debt to which Kinsale Insurance is a party; and (ii) any amendments, modifications or waivers to any provisions related thereto which are materially adverse to the Lender.

9.1.10      Reinsurance Agreements. No later than June 30 of every Fiscal Year, a copy or summary of all reinsurance agreements to which Kinsale Insurance is a party.

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9.1.11      Updated Schedules. Contemporaneously with the furnishing of each annual audit report pursuant to Section 9.1.1, updated versions (solely to the extent necessary to update the information previously provided to Lender with respect thereto) of Schedule 8.8, Schedule 9.28, the Insurance Schedules, and the Loan Party Schedules, showing information as of the date of such audit report (it being agreed and understood that this requirement shall be in addition to the other notice and delivery requirements set forth herein). Lender may also from time to time, in its sole discretion (but not more than once in any Fiscal Year unless an Event of Default shall have occurred and be continuing), request that the Loan Parties provide updated schedules.

9.1.12       Other Information. Promptly from time to time, such other information (including, without limitation, business or financial data, reports, appraisals and projections) concerning the Loan Parties and the Subsidiaries of the Loan Parties, or their respective properties or business, as Lender may reasonably request.

9.1.13       General. Notwithstanding the forgoing, Lender acknowledges that any financial statement, report, notice, proxy statement, registration statement, prospectus or other document required to be delivered pursuant to this Section 9.1 shall (to the extent the same is required to be delivered to the SEC by Borrower or any of the other Loan Parties, as applicable) be deemed to have been delivered to Lender on the later of the date on which such financial statement, report, notice, proxy statement, registration statement, prospectus or other document is posted on the SEC’s website on the Internet at www.sec.gov or the date the same is readily accessible to the Lender; provided that Borrower shall promptly give notice of any such posting to Lender. Furthermore, if any financial statement, certificate or other information required to be delivered pursuant to this Section 9.1 shall be required to be delivered on any date that is not a Business Day, such financial statement, certificate or other information may be delivered to the Lender on the next succeeding Business Day after such date.

9.2           Books, Records and Inspections. Keep, and cause each other Loan Party and each Subsidiary of the Loan Parties to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; and permit Lender or any representative thereof, in each case at the expense of Borrower during normal business hours and upon reasonable advance notice to Borrower, to: (a) inspect the properties and operations of such Loan Party or such Subsidiary; (b) visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and each such Loan Party hereby authorizes such independent auditors to discuss such financial matters with Lender or any representative thereof); and (c) examine (and photocopy extracts from) any of its books or other records. Notwithstanding anything to the contrary herein, Lender is entitled to conduct as many inspections and audits as it deems appropriate; provided, that only one such inspection or audit shall be at the expense of Borrower during any period of twelve (12) consecutive months so long as no Event of Default has occurred and is continuing. Notwithstanding anything to the contrary in this Section 9.2 or any other Loan Document, none of Borrower or any of its Subsidiaries shall be required to disclose, permit the inspection, examination or making of copies or taking of extracts of, or discussion of, any document, information or other matter (a) that constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to Lender (or any of their respective representatives) is prohibited by any applicable law or any binding contractual agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

9.3           Maintenance of Property; Insurance.

(a)           Keep, and cause each other Loan Party and each Subsidiary of the Loan Parties to keep, all property useful and necessary in the business of the Loan Parties and the Subsidiaries of the Loan Parties in good working order and condition, ordinary wear and tear excepted.

(b)           Maintain, and cause each other Loan Party and each Subsidiary of the Loan Parties to maintain, with responsible insurance companies, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such persons; and, upon the reasonable request of Lender, furnish to Lender original or electronic copies of policies evidencing such insurance, and a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties and the Subsidiaries of the Loan Parties. Such Loan Party shall cause, and shall cause each other Loan Party to cause, (i) each issuer of a property insurance policy maintained by such Loan Party to provide Lender with an endorsement showing Lender as loss payee with respect to such policy, and (ii) each issuer of a general liability or umbrella liability policy maintained by such Loan Party to include Lender as an additional insured with respect to such policy.

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9.4           Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each other Loan Party and each Subsidiary of the Loan Parties to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, ensure, and cause each other Loan Party and each Subsidiary of the Loan Parties to ensure, that no person who owns a controlling interest in or otherwise controls such Loan Party or such Subsidiary is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (c) without limiting clause (a) above, comply, and cause each other Loan Party and each Subsidiary of the Loan Parties to comply, with all applicable Bank Secrecy Act and anti-money laundering laws and regulations and (d) except where failure to comply could not reasonably be expected to have a Material Adverse Effect, pay, and cause each other Loan Party and each Subsidiary of the Loan Parties to pay, prior to delinquency, all material taxes and other governmental charges against it or any of its property, including the Collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require any Loan Party or any Subsidiary of any Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any Collateral, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim.

9.5           Licensed Insurance Provider. Cause Kinsale Insurance to maintain: (a) its license as an insurance company in every jurisdiction in which Kinsale Insurance is required to maintain a license as an insurance provider and (b) its approval or permission to write insurance on a surplus line basis in every jurisdiction in which it writes insurance and where it is not so licensed.

9.6           Maintenance of Existence, etc. Subject to Section 10.5, maintain and preserve, and cause each other Loan Party and each Subsidiary of the Loan Parties to maintain and preserve: (a) its existence and good standing, to the extent applicable in such jurisdiction, in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).

9.7           Employee Benefit Plans.

(a)           Maintain, and cause each of its Subsidiaries to maintain, each Pension Plan in compliance with all applicable requirements of law and regulations, except as such failure would not reasonably be expected to have a Material Adverse Effect.

(b)           Make, and cause each of its Subsidiaries to make, on a timely basis, all required contributions to any Multiemployer Pension Plan, except as such failure would not reasonably be expected to have a Material Adverse Effect.

(c)           Not, and not permit any of its Subsidiaries to, (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

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9.8           Further Assurances.

(a)           Take, and cause each other Loan Party to take, such actions as are necessary or as Lender may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by a first priority perfected Lien in favor of Lender (subject only to Permitted Liens) on substantially all of the assets of Borrower and each Loan Party (as well as all Capital Securities of each domestic Subsidiary and 65% of all Capital Securities of each direct foreign Subsidiary) and guaranteed by each Loan Guarantor (including, upon the acquisition or creation thereof, any domestic Subsidiary acquired or created after the Closing Date other than any non-Wholly-Owned Subsidiary or any Subsidiary that is prohibited by applicable law, rule or regulation or by any contractual obligation existing on the date any such Subsidiary is acquired (so long as such prohibition is not incurred in contemplation of such acquisition) or created from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to guarantee the Obligations), in each case as Lender may determine, including: (i) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing; and (ii) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession, provided, that the provisions of this Section 9.8(a) relating to perfection shall only apply to (A) the Pledged Equity, (B) the Securities Account, (C) Collateral a security interest in which may be perfected through the filing of a financing statement under the UCC and (D) any other Collateral a security interest in which is required to be perfected pursuant to the terms of this Agreement.

(b)           Promptly upon the creation or acquisition of a Subsidiary by such Loan Party, provide written notice of the same to Lender and, if required by Section 9.8(a), within sixty (60) days of such creation or acquisition, deliver to Lender a joinder agreement executed by such Subsidiary (in form and substance reasonably acceptable to Lender), all related certificated securities, duly indorsed in a manner satisfactory to Lender evidencing the Capital Securities of such Subsidiary, a UCC financing statement naming such Subsidiary as debtor and Lender as secured party, and any other documentation reasonably requested by Lender.

(c)           At any time and from time to time, upon the written request of Lender, and at the sole expense of such Loan Party, promptly and duly execute and deliver, and have recorded, and cause each other Loan Party to promptly and duly execute and deliver, and have recorded, such further instruments and documents and take, and cause each other Loan Party to take, such further actions as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, and (ii) in the case of any other relevant Collateral, taking any actions necessary to enable Lender to obtain “control” (within the meaning of the applicable UCC) with respect thereto, including without limitation, if requested by Lender, entering into account control agreements granting Lender control of any deposit or other account held at a financial institution other than Lender; provided, that, except in the case of the Pledged Equity and the Securities Account, clause (ii) above shall only apply if an Event of Default shall have occurred and be continuing or the fair market value of such relevant Collateral exceeds $2,500,000 (in the aggregate).

(d)           Assign, and cause each other Loan Party to assign to Lender, its right to payment of any Account of such Loan Party for which the Account Debtor is the United States or any department, agency or instrumentality thereof, pursuant to the Assignment of Claims Act of 1940, and promptly deliver evidence of such assignment to Lender (in form satisfactory to Lender) once received.

9.9           Deposit Accounts. Unless Lender otherwise consents in writing, maintain, and cause each other Loan Party to maintain, all of its treasury management accounts and principal deposit accounts with Lender; provided, that this Section 9.9 shall not apply to the Securities Account.

9.10        Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, immediately deliver, or cause any other applicable Loan Party to immediately deliver, such Instrument, Certificated Security or Chattel Paper to Lender, duly indorsed in a manner satisfactory to Lender, to be held as Collateral pursuant to this Agreement and, in the case of Electronic Chattel Paper, cause Lender to have control thereof within the meaning set forth in Section 9-105 of the UCC, provided, that, except in the case of the Pledged Equity and subject to the applicable provisions of Section 9.12, this sentence shall only apply if the fair market value of such Instruments, Certificated Securities and/or Chattel Paper exceeds $2,500,000 (in the aggregate). If an Event of Default shall have occurred and be continuing, upon the request of Lender, any Instrument, Certificated Security or Chattel Paper of any Loan Party not theretofore delivered to Lender and at such time being held by any Loan Party shall be immediately delivered to Lender, duly indorsed in a manner satisfactory to Lender, to be held as Collateral pursuant to this Agreement and, in the case of Electronic Chattel Paper, the applicable Loan Party shall cause Lender to have control thereof within the meaning set forth in Section 9-105 of the UCC.

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9.11          Maintenance of Perfected Security Interest; Further Documentation.

(a)           Such Loan Party shall maintain the security interest created by this Agreement as a perfected security interest (to the extent that such security interest is required to be perfected pursuant to this Agreement), having at least the priority described in Section 8.22 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)           Such Loan Party shall not pledge, assign, transfer, create or permit to exist any tax liens and other Liens, encumbrances and security interests on any part of the Collateral other than Permitted Liens, and such Loan Party shall not enter into any agreement doing the same (other than with respect to Permitted Liens).

(c)           Such Loan Party shall not permit the filing of any financing statements or other documents perfecting a Lien upon or security interest in any of the Collateral except as permitted under Section 10.11.

(d)           Such Loan Party will furnish to Lender from time to time statements and schedules further identifying and describing the assets and property of such Loan Party and such other reports in connection therewith as Lender may reasonably request, all in reasonable detail.

(e)           Such Loan Party shall promptly notify Lender of any material change with respect to the Pledged Equity (or any portion thereof) and/or the Pledged Notes (or any portion thereof) which is adverse to the interests of the Lender.

(f)           Changes in Locations, Name, etc. Such Loan Party shall provide written notice to Lender within 60 days of (and shall deliver to Lender, if applicable, all additional financing statements and other documents reasonably requested by Lender as to the validity, perfection and priority of the security interests provided for herein): (i) a change in its jurisdiction of organization or the location of its chief executive office from that specified in the Loan Party Schedules or in any subsequent notice delivered pursuant to this Section 9.11; or (ii) a change in its name, identity or corporate structure.

9.12          Investment Property.

(a)           If such Loan Party shall become entitled to receive or shall receive any certificate, option or rights in respect of the equity interests of any Issuer of any Investment Property of such Loan Party, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Loan Party shall accept the same as the agent of Lender, hold the same in trust for Lender and deliver the same forthwith to Lender in the exact form received, duly indorsed by such Loan Party to Lender, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Loan Party and with, if Lender so requests, signature guarantied, to be held by Lender, subject to the terms hereof, as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, (i) any sums paid upon or in respect of any Investment Property of any Loan Party upon the liquidation or dissolution of any Issuer shall be paid over to Lender to be held by it hereunder as additional Collateral for the Secured Obligations, and (ii) in case any distribution of capital shall be made on or in respect of such Investment Property or any property shall be distributed upon or with respect to such Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of Lender, be delivered to Lender to be held by it hereunder as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Investment Property of any Loan Party shall be received by such Loan Party, such Loan Party shall, until such money or property is paid or delivered to Lender, hold such money or property in trust for Lender, segregated from other funds of such Loan Party, as additional Collateral for the Secured Obligations.

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(b)           Without the prior written consent of Lender, such Loan Party will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property of such Loan Party or Proceeds thereof (except pursuant to a transaction expressly permitted by this Agreement and except that Kinsale Management may sell, assign, transfer, exchange, or otherwise dispose of Investment Property deposited in or credited to the Securities Account in the ordinary course of business), (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property of such Loan Party or Proceeds thereof, or any interest therein, except for Permitted Liens, (iii) enter into any agreement or undertaking restricting the right or ability of such Loan Party, or Lender to sell, assign or transfer any of the Investment Property of such Loan Party or Proceeds thereof, except, with respect to such Investment Property, shareholders’ agreements entered into by such Loan Party with respect to Persons in which such Loan Party maintains an ownership interest of 50% or less, (iv) do or take any other action which will impair Lender’s interests or rights in the Investment Property of such Loan Party in any material respect or (v) allow any membership interests or partnership interests comprising its Pledged Equity to be comprised of Securities.

(c)           In the case of each Loan Party or any Subsidiary of any Loan Party which is an Issuer, such Loan Party agrees, or such Loan Party shall cause such Subsidiary to agree, that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify Lender promptly in writing of the occurrence of any of the events described in Section 9.12(a) with respect to the Investment Property issued by it, (iii) the terms of Sections 7.4 and 7.7 shall apply to such Issuer with respect to all actions that may be required of it pursuant to Section 7.4 or 7.7 regarding the Investment Property issued by it and (iv) it shall mark in books and records to indicate Lender’s security interest in the Investment Property issued by it.

9.13          Intellectual Property.

(a)           Such Loan Party (either itself or through licensees) will (i) continue to use each Trademark material to its business in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless Lender shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark would reasonably be expected to become invalidated or impaired in any way.

(b)           Such Loan Party (either itself or through licensees) will not do any act, or knowingly omit to do any act, whereby any Patent material to its business would reasonably be expected to become forfeited, abandoned or dedicated to the public.

(c)           Such Loan Party (either itself or through licensees) (i) will employ each Copyright material to its business and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights would reasonably be expected to become invalidated or otherwise impaired. Such Loan Party will not (either itself or through licensees) do any act whereby any material portion of such Copyrights would reasonably be expected to fall into the public domain.

(d)           Such Loan Party (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property material to its business to infringe the intellectual property rights of any other Person.

(e)           Such Loan Party will notify Lender promptly if it knows, or has reason to know, that any application or registration relating to any Intellectual Property material to its business may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding, such Loan Party’s ownership of, or the validity of, any Intellectual Property material to its business or such Loan Party’s right to register the same or to own and maintain the same.

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(f)           Whenever such Loan Party, either by itself or through any agent, employee, licensee or designee, (i) shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof or (ii) obtain rights in any Intellectual Property on or after the Closing Date, such Loan Party shall report such filing to Lender concurrently with the next delivery of financial statements of Borrower pursuant to Section 9.1 of this Agreement. Upon the request of Lender, such Loan Party shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Lender may request to evidence Lender’s security interest in any Copyright, Patent or Trademark of any Loan Party and the goodwill and General Intangibles of such Loan Party relating thereto or represented thereby.

(g)           Such Loan Party will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all Intellectual Property material to its business.

(h)           In the event that any Intellectual Property owned by such Loan Party and material to its business is infringed upon or misappropriated or diluted by a third party, such Loan Party shall (i) take such actions as such Loan Party shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify Lender after it learns thereof and, to the extent, in its reasonable judgment, such Loan Party determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

9.14          Other Matters.

(a)           Each Loan Party authorizes Lender to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as “all assets” of such Loan Party, or words of similar effect, and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and each Loan Party agrees to furnish any such information to Lender promptly upon request. Any such financing statement, continuation statement, or amendment may be filed at any time in any jurisdiction where such filing is required or permitted to perfect the security interest of Lender in any Collateral.

(b)           Each Loan Party shall, at any time and from time and to time, take such steps as Lender may reasonably request for Lender (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to Lender, of any bailee having possession of any of the Collateral, stating that bailee holds such Collateral for Lender (but only if the fair market value of such Collateral exceeds $2,500,000, in the aggregate), (ii) to obtain “control” of any Letter-of-Credit Rights or Electronic Chattel Paper, with any agreements establishing control to be in form and substance reasonably satisfactory to Lender (but only if the fair market value of such Letter-of-Credit Rights or Electronic Chattel Paper exceeds $2,500,000, in the aggregate), and (iii) otherwise to insure the continued perfection and priority of Lender’s security interest in any of the Collateral and of the preservation of its rights therein (but only to the extent that such Collateral is (A) the Pledged Equity, (B) the Securities Account, (C) Collateral a security interest in which may be perfected through the filing of a financing statement under the UCC and (D) any other Collateral a security interest in which is required to be perfected pursuant to the terms of this Agreement. If any Loan Party shall at any time acquire a Commercial Tort Claim exceeding $2,500,000, such Loan Party shall promptly notify Lender thereof in writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to Lender, such Loan Party shall be deemed to thereby grant to Lender (and such Loan Party hereby grants to Lender) a security interest and lien in and to such Commercial Tort Claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

(c)           Without limiting the generality of the foregoing, if any Loan Party at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Loan Party shall promptly notify Lender thereof and, at the request of Lender, shall take such action as Lender may reasonably request to vest in Lender “control” under Section 9-105 of the UCC of such Electronic Chattel Paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record (but only if the fair market value of such Electronic Chattel Paper or transferable record exceeds $2,500,000, in the aggregate). Lender agrees with the Loan Parties that Lender will arrange, pursuant to procedures satisfactory to Lender and so long as such procedures will not result in Lender’s loss of control, for the Loan Parties to make alterations to any such Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by any Loan Party with respect to such Electronic Chattel Paper or transferable record.

9.15          A.M. Best Co. Rating. Kinsale Insurance shall maintain a rating of at least “A-” by A.M. Best Co.

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ARTICLE 10	NEGATIVE COVENANTS

Until the expiration or termination of the Term Loan Commitment and thereafter until all Obligations hereunder and under the other Loan Documents are paid and performed in full, each Loan Party agrees that, unless at any time Lender shall otherwise expressly consent in writing, it will:

10.1          Debt.

(a)           Not, and not permit any other Loan Party or any Subsidiary of any Loan Party to, create, incur, assume or suffer to exist any Debt, except:

(i)           Obligations under this Agreement and the other Loan Documents;

(ii)          Debt secured by Liens permitted by Section 10.2(d), and extensions, renewals and refinancings thereof;

(iii)         Debt of Borrower to any domestic Wholly-Owned Subsidiary or Debt of any domestic Wholly-Owned Subsidiary to Borrower or another domestic Wholly-Owned Subsidiary;

(iv)         Subordinated Debt;

(v)           Bank Product Obligations in an aggregate outstanding amount not at any time exceeding $5,000,000;

(vi)          the Excluded Kinsale Insurance Debt;

(vii)          Contingent Liabilities arising with respect to customary indemnification obligations, adjustment of purchase price, deferred purchase price, escrow arrangements, earn-outs or similar obligations, or from guaranties, surety bonds or performance bonds securing the performance of the Borrower or any of its Subsidiaries in favor of purchasers in connection with dispositions permitted under Section 10.5;

(viii)         Debt in respect of Capital Leases and purchase money obligations for fixed or capital assets within the limitations set forth in Section 10.2(d), in an aggregate outstanding amount not at any time exceeding $5,000,000;

(ix)            Debt owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(x)            Debt under bid bonds, performance bonds, surety bonds, bonds to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation) and similar obligations, in each case, incurred by the Borrower or its Subsidiaries in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting such bid bonds, performance bonds, surety bonds and similar obligations;

(xi)             endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(xii)            in addition to the Debt listed above, Debt in an aggregate outstanding principal amount not, at any time, exceeding $5,000,000 provided that, at the time of the creation or incurrence of any such Debt, no Default or Event of Default shall exist or would otherwise result from such creation or incurrence; and/or

(xiii)          Hedging Obligations incurred in the ordinary course of business and for bona fide hedging purposes not for speculation.

(b)               Notwithstanding the forgoing or anything contained herein to the contrary, with respect to any Debt of the type permitted pursuant to Section 10.1(a)(iv) and 10.1(a)(xii) (to the extent such Debt is debt for borrowed money), above, Borrower agrees that it shall provide the Lender with the first right to finance such Debt during the term of the Loan. In the event that either: (i) Lender has not agreed to finance such Debt; or (ii) Lender has agreed to finance such Debt but Borrower shall have received a bona fide offer from an unrelated, third-party, lender agreeing to extend such Debt on substantially more favorable material terms and Lender has not agreed to match such terms (subject to the Lender’s normal and customary terms); Lender shall be deemed to have waived its option to finance such Debt pursuant to this Section 10.1(b).

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10.2          Liens. Not, and not permit any other Loan Party or any Subsidiary of any Loan Party to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a)           inchoate Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP;

(b)           Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety and appeal bonds, statutory obligations, bids, performance bonds, trade contracts and similar obligations);

(c)           Liens described on Schedule 10.2 as of the Closing Date;

(d)           subject to the limitations set forth in Section 10.1(a)(ii) and 10.1(a)(viii), Liens: (i) arising in connection with Capital Leases (and attaching only to the property being leased, provided that if any Capital Leases are provided by the same lender, the Liens attaching to such property can be cross-collateralized with other property the subject of a Capital Lease provided by such lender); (ii)  existing on property at the time of the acquisition thereof or at the time of the acquisition or merger of a Person owning such property by or with any Loan Party (and not created in contemplation of such acquisition or merger); (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving such property, provided that any such Lien attaches to such property within 90 days of the acquisition, construction or improvement thereof and attaches solely to the property so acquired, constructed or improved; and (iv) on real property securing Debt; provided that the principal amount of such Debt shall not exceed 80% of the appraised value of such real property as of the date on which such Liens are granted;

(e)           attachments, appeal bonds, judgments and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(f)           easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any Subsidiary of any Loan Party;

(g)           Liens arising under this Agreement and the other Loan Documents;

(h)           deposits to secure the performance of bids, tenders, trade contracts and leases (other than Debt), statutory obligations, surety and appeal bonds, performance bonds and other similar obligations incurred in the ordinary course of business;

(i)             Liens arising solely as a result of statutory or common law rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions;

(j)             Liens securing or arising in connection with Excluded Kinsale Insurance Debt;

(k)            the replacement, extension or renewal of any Lien permitted by clause (c) or (d) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof (other than with respect to unpaid accrued interest and premiums (including tender premiums) thereon, any committed or undrawn amounts, defeasance costs, underwriting discounts, fees, commissions and expenses associated with such Debt);

(l)              Liens granted in connection with the Debt permitted pursuant to Section 10.1(a)(iii), and 10.1(a)(xii); provided that, at the time of the creation or incurrence of any such Lien, no Default or Event of Default shall exist or would otherwise result from such creation or incurrence; and/or

(m)            precautionary UCC financing statements filed in connection with any Operating Lease or consignment of goods.

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10.3          Operating Leases. Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by any Loan Party or any Subsidiary of any Loan Party (on a consolidated basis) to exceed $5,000,000 in any Fiscal Year.

10.4          Restricted Payments. Not, and not permit any other Loan Party or any Subsidiary of any Loan Party to: (a) make any distribution to any holders of its Capital Securities (other than dividend payments from Kinsale Insurance to Borrower or from any Loan Party to any other Loan Party), (b) purchase or redeem any of its Capital Securities, (c) pay any management fees or similar fees to any of its equityholders or to any Affiliate of any of its equityholders (it being understood that this clause (c) shall not include intercompany or director fees paid in the ordinary course of business for customary management or director services), (d) make any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or any other payment in respect of any Subordinated Debt (other than as permitted by the terms of such Subordinated Debt) or (e) set aside funds for any of the foregoing; provided that this Section 10.4 shall not prohibit distributions, purchases, redemptions or payments described in clauses (a) though (e) above to the extent that no Default or Event of Default shall then exist or would otherwise result from the same.

10.5          Mergers, Consolidations, Sales.

(a)           Not, and not permit any other Loan Party or any Subsidiary of any Loan Party to, be a party to any merger, consolidation or amalgamation, except for any of the same where: (i) with respect to Borrower, Borrower is the surviving entity; (ii) with respect to any other Loan Party, such Loan Party is the surviving entity or the surviving entity (if not a Loan Party, shall become a Loan Party on or prior to consummation of such merger, consolidation or amalgamation) and (iii) with respect to any Subsidiary of any Loan Party, such Person is the surviving entity or the surviving entity shall become a Subsidiary of such Loan Party.

(b)           Not, and not permit any other Loan Party or any Subsidiary of any Loan Party to, sell, transfer, dispose of, convey or lease any of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary) except for: (i) sales or other dispositions of Cash Equivalent Investments in the ordinary course of business; (ii) sales or other dispositions constituting leases, subleases, licenses and sublicenses in the ordinary course of business; (iii) sales or other dispositions of obsolete or worn out property and/or non-core assets acquired in connection with an Acquisition; (iv) sales or other dispositions of property by (A) any Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party, (B) by any Loan Party to any other Loan Party and (C) between a Loan Party and a Subsidiary that is not a Loan Party, provided the same is conducted at arm’s length and on commercially reasonable terms; (v) sales or other dispositions by Borrower of its Capital Securities in connection with an initial public offering (IPO) by Borrower; (vi) sales or other dispositions of Inventory in the ordinary course of business; (vii) sales of other dispositions of equipment or real property to the extent that such property is exchanged for credit against the purchase price of similar replacement property or the proceeds of such sale or other disposition are reasonably promptly applied to the purchase price of such replacement property; (viii) sales or other dispositions in the ordinary course of business of investments made by Kinsale Insurance, (ix) sales or other dispositions in the ordinary course of business of cash or Investment Property deposited in or credited to the Securities Account and/or (x) other sales, transfers, dispositions, conveyances, or leases, in addition to the forgoing, provided that the aggregate fair market value of all property sold, transferred, disposed of, conveyed or leased in reliance on this clause (x) during any Fiscal Year shall not exceed five percent (5%) of the total assets of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

10.6          Modification of Organizational Documents. Not permit the charters, by-laws, operating agreements or other organizational documents of any Loan Party or any Subsidiary of any Loan Party to be amended or modified in any way which could reasonably be expected to have a Material Adverse Effect, except to the extent the same is amended or modified to facilitate, or otherwise in connection with, an initial public offering (IPO) by such Loan Party or Subsidiary.

10.7          Transactions with Affiliates. Not, and not permit any other Loan Party or any Subsidiary of any Loan Party to, enter into, or cause, suffer or permit to exist any material transaction, arrangement or contract with any of its other Affiliates (other than the Loan Parties and the Subsidiaries of the Loan Parties) which is not entered into in good faith, at arm’s length and/or on commercially reasonable terms; provided that this provision shall not prohibit (1) any transaction with a Person that would constitute a transaction with an Affiliate solely because a Loan Party or Subsidiary owns Capital Securities in or otherwise controls such person and (2) any transaction that has otherwise been approved, in good faith, by a majority of disinterested directors of the Borrower or relevant Subsidiary (or the applicable committee thereof).

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10.8          Inconsistent Agreements. Not, and not permit any other Loan Party or any Subsidiary of any Loan Party to, enter into any agreement containing any provision which would: (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document; (b) prohibit any Loan Party from granting to Lender, a Lien on any of its assets; or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Loan Party or any Subsidiary of any Loan Party to: (i) pay dividends or make other distributions to Borrower, any Loan Party or any Subsidiary of any Loan Party, or pay any Debt owed to any Loan Party or any Subsidiary of any Loan Party; (ii) make loans or advances to any Loan Party or any Subsidiary of any Loan Party; and/or or (iii) transfer any of its assets or properties to any Loan Party or any Subsidiary of any Loan Party; except: (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder; (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt; (C) customary provisions in leases and other contracts restricting the assignment thereof; (D) restrictions and conditions imposed hereunder, under any other Loan Documents and/or under any applicable law; and (E) restrictions and conditions contained in the organizational documents and/or other agreements of any Person acquired by, and becoming a Subsidiary of, a Loan Party after the Closing Date which were in effect at the time of such acquisition, so long as the subject organizational document/agreement was not entered into in contemplation of such acquisition (and any amendments, modifications, extensions or renewals thereof which are no more onerous than the existing agreement).

10.9          Business Activities; Issuance of Equity. Not, and not permit any other Loan Party or any Subsidiary of any Loan Party to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto (such line of business including, but not limited to the in-house underwriting of risk). Not, and not permit any other Loan Party or any Subsidiary of any Loan Party to, issue any Capital Securities (other than any issuance in accordance with Section 10.5 and further issuances of Capital Securities by direct Subsidiaries of Borrower made to the Borrower), provided that this sentence shall not apply to Borrower.

10.10      Investments. Not, and not permit any other Loan Party or any Subsidiary of any Loan Party to, make or permit to exist any Investment in any other Person, except the following:

(a)           (i) Investments in any Person that is a Loan Party prior to giving effect to such Investment, (ii) Investments by Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (iii) Investments by Subsidiaries that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) Investments by any Loan Party in Subsidiaries that are not Loan Parties in the aggregate, up to $10,000,000 in any given Fiscal Year;

(b)           Investments constituting Debt permitted by Section 10.1;

(c)           Contingent Liabilities constituting Debt permitted by Section 10.1 or Liens permitted by Section 10.2;

(d)           Cash Equivalent Investments;

(e)           bank deposits in the ordinary course of business;

(f)           Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors and Investments received in satisfaction or partial satisfaction of Debt from financially troubled Account Debtors to the extent reasonably necessary to prevent or limit loss;

(g)           Investments listed on Schedule 10.10 as of the Closing Date and modifications, replacements, renewals or extensions thereof to the extent not involving any new cash Investment;

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(h)           Investments made by Kinsale Insurance and authorized by the Arkansas Insurance Code;

(i)             Investments made by Kinsale Management in publicly-traded securities that can be readily converted to cash;

(j)             with respect to any Person acquired by, and becoming a Subsidiary of, a Loan Party after the Closing Date, such Investments held by such Subsidiary as of the date of acquisition;

(k)             other Investments, in addition to the Investments listed above, provided that, the aggregate amount of such Investments does not, at any time, exceed five percent (5%) of the total assets of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP;

(l)               Investments in Hedging Agreements specifically permitted under this Agreement;

(m)             Investments received in connection with the disposition of assets permitted under this Agreement; and/or

(n)              modifications, replacements, and/or renewals of scheduled Investments, to the extent the original Investment is permitted pursuant to the terms of this Agreement and the other Loan Documents; provided that (x) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (y) no Investment otherwise permitted by clause (k) above shall be permitted to be made if, immediately before or after giving effect thereto, any Default or Event of Default exists.

10.11      Restriction of Amendments to Certain Documents. Not amend or otherwise modify, or waive, and not permit any other Loan Party or any Subsidiary of any Loan Party to amend, otherwise modify or waive, any rights under any provisions of any Subordinated Debt to the extent the same would: (a) result in a Material Adverse Effect with respect to any Loan Party; or (b) after giving effect thereto, result in a Default or Event of Default hereunder.

10.12      Fiscal Year. Not change its Fiscal Year.

10.13      Financial Covenants.

10.13.1   Minimum Risk Based Capital. Not permit the Risk Based Capital Ratio for Kinsale Insurance to be less than 350% for any Fiscal Year.

10.13.2   Statutory Surplus. Not permit the Statutory Surplus for Kinsale Insurance as of the last day of any Fiscal Quarter, commencing with the Fiscal Quarter ending June 30, 2016, to be less than (a) 90% of the Statutory Surplus for Kinsale Insurance as of March 31, 2016 plus (b) 50% of the Statutory Net Income of Kinsale Insurance for each Fiscal Quarter ending after March 31, 2016.

10.13.3   Total Debt to Capital Ratio. Not permit the Total Debt to Capital Ratio as of the last day of any Fiscal Quarter to exceed 1.00 to 2.50.

10.13.4   Net Worth. Not permit Net Worth as of the last day of any Fiscal Quarter, commencing with the Fiscal Quarter ending June 30, 2016, to be less than the sum of (a) 85% of Net Worth as of March 31, 2016 plus (b) 50% of Net Earnings for each Fiscal Quarter ending after March 31, 2016.

Notwithstanding any provision of this Agreement to the contrary, Lender acknowledges that Kinsale Insurance may engage in Permitted Kinsale Insurance Activities without violating the provisions of Section 10.1 through Section 10.8 and Section 10.10 through Section 10.12.

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ARTICLE 11	EFFECTIVENESS; CONDITIONS OF CLOSING, ETC.

As a condition precedent to the effectiveness of this Agreement, and the obligation of the Lender to be bound by the terms hereof, the Loan Parties shall execute and/or deliver to Lender (to the extent not previously provided), the following documents and other items, each of which shall be in form and substance to reasonably satisfactory to Lender:

11.1          Agreement and Note. Duly executed copies of this Agreement and the Note.

11.2          Authorization and Ancillary Documents. For each Loan Party, as applicable: (a) such Person’s charter (or similar formation document), certified by the appropriate governmental authority; (b) good standing certificates for such Person in its state of incorporation (or formation), to the extent such concept is applicable in the relevant jurisdiction; (c) such Person’s bylaws (or similar governing document); (d) resolutions of such Person’s board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (e) signature and incumbency certificates of the officers of such Person executing any of the Loan Documents (it being understood that Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein); and (f) all such Ancillary Schedules applicable to such Loan Party; each and all of the forgoing being certified by the secretary or an assistant secretary (or similar Senior Officer) of such Lon Party as being true and correct as of the Closing Date, and in full force and effect without modification (where applicable).

11.3          Consents and Approvals. Evidence that all consents and all governmental, regulatory and other third party approvals required in connection with the execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been granted (including without limitation, copies of any Form B amendment to filed by Borrower pursuant to the Arkansas Insurance Holding Company Regulatory Act disclosing the transactions contemplated by this Agreement).

11.4          Delivery of Pledged Collateral. To the extent required by this Agreement and/or any of the other Loan Documents and not previously delivered to Lender, the certificates evidencing the Certificated Securities of any Loan Party, duly indorsed in a manner satisfactory to Lender.

11.5          Subordination Agreements. To the extent required by this Agreement and/or any of the other Loan Documents and not previously delivered to Lender, Subordination Agreements with respect to all Subordinated Debt.

11.6          Insurance. To the extent required by this Agreement and/or any of the other Loan Documents and not previously delivered to Lender, evidence of the existence of insurance required to be maintained pursuant to Section 9.3(b), together with evidence(acceptable to Lender in its reasonable discretion) that Lender has been named as a loss payee and an additional insured on all related insurance policies (to the extent required by Section 9.3(b).

11.7          Payment of Fees. Evidence of payment by Borrower of all accrued and unpaid fees, costs and expenses to the extent due and payable on the Closing Date, together with all Attorney Costs of Lender incurred in connection with the negotiation and documentation of this Agreement and the transactions contemplated hereby. Without limiting the generality of the forgoing, Borrowers shall have paid to Lender, and Lender shall have received, an amount equal to any and all Attorney Costs and other fees and expenses incurred by (or on behalf of Lender) up through, and including, the Closing Date in connection with the transactions contemplated by this Agreement.

11.8          Financial Statements. Audited financial statements of Borrower and its consolidated Subsidiaries for the Fiscal Year ended December 31, 2015 and unaudited financial statements of Borrower and its consolidated Subsidiaries for the Fiscal Quarter ending March 31, 2016.

11.9          Reserves. A satisfactory independent report of Milliman Inc. dated December 31, 2015 with respect to any reserves of Kinsale Insurance.

11.10       Search Results. Current UCC, federal and state tax Lien and judgment searches, pending suit and litigation searches and bankruptcy court filings searches covering each Loan Party (if any).

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11.11       Filings, Registrations and Recordings. To the extent required by this Agreement and/or any of the other Loan Documents and not previously delivered to Lender, each document (including UCC financing statements) required by the Collateral Documents or under law or reasonably requested by Lender to be filed, registered or recorded in order to create in favor of Lender, in each case to the extent required pursuant to this Agreement, a perfected Lien on the Collateral described therein, prior to any other Liens (subject only to Liens permitted pursuant to Section 10.2), in proper form for filing, registration or recording.

11.12       Representations and Warranties. The representations and warranties of Borrower and each other Loan Party set forth in this Agreement and the other Loan Documents (as applicable) shall be true and correct, in all material respects, with the same effect as if made on the Closing Date (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

11.13       Other. Such other documents as Lender may reasonably request (including without limitation, such amendments or other documents as may be required, in Lender’s sole discretion, in connection with the Collateral Documents, or any of them).

ARTICLE 12	EVENTS OF DEFAULT AND THEIR EFFECT.

12.1        Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

12.1.1       Non-Payment of the Term Loan, etc. Failure by Borrower or any other Loan Party to make: (a) any payment of principal or interest hereunder or under the Note immediately upon maturity or acceleration (as applicable); (b) any payment of principal or interest hereunder or under the Note when due (other than upon maturity or acceleration) within five (5) Business Days of the date when due; or (c) any other payment under the Loan Documents within five (5) Business Days of the date when due or, if no date is stated, within five (5) Business Days after demand (or such shorter period as may be expressly provided for herein or therein).

12.1.2       Non-Payment of Other Debt. Any default or event of default shall occur under the terms, documents, agreements or instruments applicable to or evidencing any Debt of any Loan Party or any Subsidiary of any Loan Party where the aggregate amount for all such Debt so affected (and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeds $2,500,000 and such default shall permit any Person, or any trustee or agent for such Person, to cause such Debt to become due and payable (or require any Loan Party to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity.

12.1.3       Bankruptcy, Insolvency, etc. Any Loan Party or any Subsidiary of any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party or any Subsidiary of any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or such Subsidiary, as applicable, or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or any Subsidiary of any Loan Party or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party or any Subsidiary of any Loan Party, and if such case or proceeding is not commenced by such Loan Party or such Subsidiary, it is consented to or acquiesced in by such Loan Party or such Subsidiary, or remains for 60 days undismissed; or any Loan Party or any Subsidiary of any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

12.1.4       Non-Compliance with Loan Documents. (a) Failure by any Loan Party to comply with or to perform, or the failure by any Loan Party to cause any of its Subsidiaries to comply with or to perform, any covenant set forth in Sections 9.1.5(a), and 9.6, or ARTICLE 10; or (b) failure by any Loan Party to comply with or to perform, or the failure by any Loan Party to cause its Subsidiaries to comply with or to perform, any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this ARTICLE 12) and continuance of such failure described in this clause (b) for 30 days.

12.1.5       Representations; Warranties. Any representation, warranty, certification or statement of any Loan Party in this Agreement, the other Loan Documents or any other agreement with the Lender shall be false in any material respect when made or deemed made.

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12.1.6       Pension Plans. (a) Any Person institutes steps to terminate a Pension Plan if as a result of such termination Borrower or any Subsidiary of Borrower could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $5,000,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA; (c) the Unfunded Liability exceeds twenty percent of the Total Plan Liability, or (d) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability of the Borrower or any Subsidiary of the Borrower (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that Borrower or any Subsidiary of the Borrower has incurred on the date of such withdrawal) exceeds $5,000,000 (in the aggregate).

12.1.7       Judgments. Any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount (to the extent not covered by independent third party insurance or one or more third-party reinsurance contracts, in each case as to which the insurer does not dispute coverage) in excess of (a) in the case of any Loan Party or any Subsidiary of any Loan Party other than Kinsale Insurance, $2,500,000 (in the aggregate), and (b) in the case of Kinsale Insurance, 5% of the Statutory Surplus for Kinsale Insurance as of the last day of the preceding Fiscal Quarter, shall be rendered against any Loan Party or Kinsale Insurance and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 60 days (in the case of clause (a)) or 90 days (in the case of clause (b)) after entry or filing of such judgments.

12.1.8       Attachment. A notice of lien, levy, or assignment is filed or recorded with respect to the Pledged Equity (or any portion thereof) by the United States government or any department, agency or instrumentality thereof or by any state, county, municipal or other governmental agency, or if any taxes or debts owing at any time to any one of them becomes a lien or encumbrance upon the Pledged Equity (or any portion thereof), and any of the foregoing is not released, bonded or otherwise secured to Lender’s reasonable satisfaction within sixty (60) days after the same becomes a lien or encumbrance on such assets.

12.1.9       Loan Documents. Any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect, or any of the Loan Documents is declared to be null and void.

12.1.10    Invalidity of Collateral Documents, Perfection, etc. Any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document; and/or Lender shall, at any time and for any reason (other than as a result of the gross negligence or willful misconduct of Lender), fail to have a perfected, first priority, security interest in, and Lien on, the Pledged Equity (or any portion thereof) and/or the Pledged Notes (or any portion thereof).

12.1.11   Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any subordination agreement that relates to any Subordinated Debt, or any subordination provision in any guaranty by any Loan Party of any Subordinated Debt, shall cease to be in full force and effect, or any Loan Party or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

12.1.12   Change of Control. A Change of Control shall occur.

12.2          Effect of Event of Default. If:

(a)           any Event of Default described in Section 12.1.3 shall occur, the Term Loan Commitment shall immediately terminate and the Term Loan and all other Obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind;

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(b)           any other Event of Default shall occur and be continuing, Lender may declare the Term Loan Commitment to be terminated or reduced in whole or in part and/or declare all or any part of the Term Loan and all other Obligations hereunder to be due and payable, whereupon the Term Loan Commitment shall immediately terminate (or be reduced, as applicable) and/or the Term Loan and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable), all without presentment, demand, protest or notice of any kind, and

(c)           any Event of Default shall occur and be continuing, Lender shall have (i) all rights and remedies provided for in this Agreement and the other Loan Documents, (ii) all rights and remedies provided by the UCC (in each applicable jurisdiction) and (iii) all rights and remedies provided by any other applicable law (including, without limitation, all other legal and equitable remedies available to Lender). Lender shall promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration.

ARTICLE 13	GENERAL.

13.1          Marshalling; Waiver; Amendments. To the extent that it lawfully may, each Loan Party hereby agrees that it will not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of Lender’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Loan Party hereby irrevocably waives the benefits of all such laws. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Lender and Borrower, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.2          Confirmations. Borrower and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal balance of the Term Loan then outstanding under such Note.

13.3          Notices. All notices hereunder shall be in writing (including facsimile or electronic transmission) and shall be sent to the applicable party at its address shown on Annex A or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile or electronic transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received.

13.4          Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, SAP or the instructions for the statutory statements of Kinsale Insurance as prescribed by the Arkansas Department of Insurance, as applicable, consistently applied; provided that if any Loan Party notifies Lender that the Loan Parties wish to amend any covenant in ARTICLE 9 or 10.13 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if Lender notifies the Loan Parties that Lender wishes to amend ARTICLE 9 or 10.13 (or any related definition) for such purpose), then Loan Parties’ compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to the Loan Parties and Lender. If at any time any change in GAAP would affect the classification of leases, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited financial statements of Borrower and its consolidated Subsidiaries delivered pursuant to Section 11.8 for all purposes of this Agreement unless the Loan Parties and Lender shall enter into a mutually acceptable amendment addressing such change as provided for above.

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13.5          Costs, Expenses and Taxes.

(a)           Each Loan Party, jointly and severally, agrees to pay on demand all reasonable out-of-pocket costs and expenses of Lender (including Attorney Costs and any Indemnified Taxes) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of any Collateral (to the extent required by this Agreement) and the costs of Intralinks (or other similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all reasonable out-of-pocket costs and expenses (including Attorney Costs and any Indemnified Taxes) incurred by Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof. In addition, each Loan Party agrees to pay, and to save Lender harmless from all liability for, any fees of the Loan Parties’ auditors in connection with any reasonable exercise by Lender of their rights pursuant to Section 9.2. All Obligations provided for in this Section 13.5 shall survive repayment of the Term Loan, cancellation of the Note and termination of this Agreement.

(b)           Each Loan Party agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)           The agreements in this Section 13.5 shall survive repayment of all (and shall be) Secured Obligations (and termination of all commitments under this Agreement), any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

13.6          GOVERNING LAW. THIS AGREEMENT AND the NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

13.7          Confidentiality. As required by federal law and Lender’s policies and practices, Lender may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. Lender agrees to use commercially reasonable efforts (equivalent to the efforts Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to it by any Loan Party or any Subsidiary of any Loan Party and designated as confidential, except that Lender may disclose such information (a) to Persons employed or engaged by Lender in evaluating, approving, structuring or administering the Term Loan and the Term Loan Commitment; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 13.7 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Lender is a party; (f) to any nationally recognized rating agency that requires access to information about Lender’s investment portfolio in connection with ratings issued with respect to Lender; (g) to any Affiliate of Lender, or any other Person who may provide Bank Products to the Loan Parties; (h) to Lender’s independent auditors and other professional advisors as to which such information has been identified as confidential; or (i) that ceases to be confidential through no fault of Lender. Notwithstanding the foregoing, Borrower consents to the publication by Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and Lender reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. If any provision of any confidentiality agreement, non-disclosure agreement or other similar agreement between Borrower and Lender conflicts with or contradicts this Section 13.7 with respect to the treatment of confidential information, this section shall supersede all such prior or contemporaneous agreements and understandings between the parties.

13.8          Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid pursuant to Section 13.13.1 under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Loan Parties and rights of Lender expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

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13.9          Nature of Remedies. All Obligations of the Loan Parties and rights of Lender expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

13.10      Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by the Loan Parties of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of Lender.

13.11      Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by Lender shall be deemed to be originals.

13.12      Successors and Assigns. This Agreement shall be binding upon the Loan Parties, Lender and their respective successors and assigns, and shall inure to the benefit of the Loan Parties, Lender and the successors and assigns of Lender. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Loan Party may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of Lender.

13.13      Assignments; Participations.

13.13.1   Assignments.

(a)           Lender may at any time assign to one or more Persons (any such Person, an “Assignee”) all or any portion of the Term Loan and the Term Loan Commitment, with the prior written consent of Borrower, so long as no Event of Default exists (which consent shall not be unreasonably withheld or delayed and shall not be required for an assignment by Lender to an Affiliate of Lender). Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrower has expressly objected to such assignment within ten (10) Business Days after notice thereof.

(b)           From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to an assignment agreement between Lender and the Assignee, shall have the rights and obligations of Lender hereunder and (ii) Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, Lender) pursuant to an effective assignment agreement, Borrower shall execute and deliver to the Assignee (and, as applicable, Lender) a Note in the principal amount of the Assignee’s pro rata share of the Term Loan Commitment plus the principal amount of the Assignee’s Term Loan (and, as applicable, a Note in the principal amount of the Term Loan retained by Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by Lender of such Note, Lender shall return to Borrower any prior Note held by it.

(c)           Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 13.13.1 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

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13.13.2   Participations. Lender may at any time sell to one or more Persons participating interests in the Term Loan, the Term Loan Commitment or its other interests hereunder (any such Person, a “Participant”). In the event of a sale by Lender of a participating interest to a Participant, (a) Lender’s obligations hereunder shall remain unchanged for all purposes, (b) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations hereunder and (c) all amounts payable by Borrower shall be determined as if Lender had not sold such participation and shall be paid directly to Lender. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with Lender, and Lender agrees to share with each Participant, on a pro rata basis. Borrower also agrees that each Participant shall be entitled to the benefits of Section 5.5 or ARTICLE 6 as if it were Lender (provided that on the date of the participation no Participant shall be entitled to any greater compensation pursuant to Section 5.5 or ARTICLE 6 than would have been paid to Lender on such date if no participation had been sold and that each Participant complies with Section 5.5 or ARTICLE 6 as if it were a direct assignee). Each Lender that sells a participation to a Participant shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain at one of its offices a register for the recordation of the names and addresses of each such Participant, and the commitments of, and principal amount of the Term Loan owing to, such Participant (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in the Term Loan, commitments or its other obligations under any Loan Document) to any Person except to the extent that disclosure is required to establish that such a participation in a Term Loan, commitment or other obligation is held by a Participant who is a non-resident alien individual (within the meaning of Code Section 871) or a foreign corporation (within the meaning of Code Section 881) is in registered form (as described above). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall have the right to treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

13.14      Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

13.15      Customer Identification - USA Patriot Act Notice. Lender (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow Lender, as applicable, to identify the Loan Parties in accordance with the Patriot Act.

13.16      INDEMNIFICATION BY LOAN PARTIES. IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY LENDER AND THE AGREEMENT BY LENDER TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, EACH LOAN PARTY HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF LENDER (EACH A “LENDER PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING REASONABLE ATTORNEY’S FEES AND COURT COSTS (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF THE Term Loan, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY Loan Party or any Subsidiary of any Loan Party, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY Loan Party or any Subsidiary of any Loan Party OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY Loan Party or any Subsidiary of any Loan Party OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR THE APPLICABLE LENDER PARTY’S MATERIAL BREACH OF ITS OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, EACH LOAN PARTY HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 13.16 SHALL SURVIVE REPAYMENT OF THE Term Loan, CANCELLATION OF THE NOTE, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

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13.17      Nonliability of Lender. The relationship between Borrower on the one hand and Lender on the other hand shall be solely that of borrower and lender. Lender has no fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Lender undertakes no responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. Each Loan Party agrees that Lender shall have no liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the bad faith, gross negligence or willful misconduct of the party from which recovery is sought or from a material breach by such party of its obligations hereunder or under any other Loan Document. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). Each Loan Party acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Loan Parties and Lender.

13.18      FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.19      WAIVER OF JURY TRIAL. EACH LOAN PARTY AND LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

ARTICLE 14	LOAN GUARANTY.

14.1        Guaranty.

14.1.1       Each of the Loan Guarantors hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not only a surety, guaranties to Lender and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations. Each Loan Guarantor further agrees to pay all costs and expenses, including, without limitation, all Attorney Costs paid or incurred by Lender in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Loan Guarantor, Borrower or any other guarantor of all or any part of the Secured Obligations. All amounts payable by any Loan Guarantor under this ARTICLE 14 shall be payable upon demand by Lender, without set-off or counterclaim.

14.1.2       Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Loan Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Loan Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 14.2).

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14.1.3       Each Loan Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Loan Guarantor hereunder without impairing the guaranty contained in this ARTICLE 14 or affecting the rights and remedies of Lender hereunder.

14.1.4       The guaranty contained in this ARTICLE 14 shall remain in full force and effect until all of the Secured Obligations shall have been Paid in Full.

14.1.5       No payment made by Borrower, any of the Loan Guarantors, any other guarantor or any other Person or received or collected by Lender from Borrower, any of the Loan Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Loan Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Loan Guarantor in respect of the Secured Obligations or any payment received or collected from such Loan Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations up to the maximum liability of such Loan Guarantor hereunder until the Secured Obligations are Paid in Full.

14.2          Right of Contribution. Each Loan Guarantor hereby agrees that, to the extent that a Loan Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Loan Guarantor shall be entitled to seek and receive contribution from and against any other Loan Guarantor hereunder which has not paid its proportionate share of such payment. Each Loan Guarantor’s right of contribution shall be subject to the terms and conditions of Section 14.3. The provisions of this Section 14.2 shall in no respect limit the obligations and liabilities of any Loan Guarantor to Lender, and each Loan Guarantor shall remain liable to Lender for the full amount guaranteed by such Loan Guarantor hereunder.

14.3          No Subrogation. Notwithstanding any payment made by any Loan Guarantor hereunder or any set-off or application of funds of any Loan Guarantor by Lender, no Loan Guarantor shall be entitled to be subrogated to any of the rights of Lender against Borrower or any other Loan Guarantor or any collateral security or guaranty or right of offset held by Lender for the payment of the Secured Obligations, nor shall any Loan Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other Loan Guarantor in respect of payments made by such Loan Guarantor hereunder, until all of the Secured Obligations are Paid in Full. Should any Loan Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, such Loan Guarantor hereby expressly and irrevocably (a) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Loan Guarantor may have to the payment and performance in full of the Secured Obligations until the Secured Obligations are Paid in Full and (b) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Secured Obligations are Paid in Full. Each Loan Guarantor acknowledges and agrees that this subordination is intended to benefit Lender and shall not limit or otherwise affect any Loan Guarantor’s liability hereunder or the enforceability of this ARTICLE 14, and that Lender and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this ARTICLE 14. If any amount shall be paid to any Loan Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Paid in Full, such amount shall be held by such Loan Guarantor in trust for Lender, shall be segregated from other funds of such Loan Guarantor, and shall, forthwith upon receipt by such Loan Guarantor, be turned over to Lender in the exact form received by such Loan Guarantor (duly indorsed by such Loan Guarantor, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as Lender may determine.

14.4          Amendments, etc. with respect to the Secured Obligations. Each Loan Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Loan Guarantor and without notice to or further assent by any Loan Guarantor, any demand for payment of any of the Secured Obligations made by Lender may be rescinded by Lender and any of the Secured Obligations continued, and the Secured Obligations, or the liability of Borrower or any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Lender, and this Agreement and the other Loan Documents and any other documents executed and delivered in connection herewith and therewith may be amended, modified, supplemented or terminated, in whole or in part, as Lender may deem advisable from time to time. Lender shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guaranty contained in this ARTICLE 14 or any property subject thereto.

14.5          Discharge. Each Loan Guarantor’s guaranty hereunder shall not be discharged or otherwise affected as a result of: (a) the invalidity or unenforceability of any security for or other guaranty of all or any part of the Secured Obligations or of any promissory note or other agreement, document or instrument (including, without limitation, this Agreement and the other Loan Documents) evidencing or in respect of all or any part of the Secured Obligations, or the lack of perfection or continuing perfection or failure of priority of any security for all or any part of the Secured Obligations or any other guaranty therefor; (b) the absence of any attempt to collect the Secured Obligations, or any portion thereof, from Borrower, or any other guarantor or other action to enforce the same; (c) any failure by Lender to acquire, perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for all or any part of the Secured Obligations or any guaranty therefor; (d) any change, restructuring or termination of the corporate structure, ownership or existence of Borrower or any Loan Guarantor; (e) any election by Lender in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. § 101 et seq.) (the “Bankruptcy Code”); (f) any borrowing or grant of a security interest by Borrower or any Loan Guarantor, as debtors-in-possession, or extension of credit, under the Bankruptcy Code; (g) the disallowance, under the Bankruptcy Code, of all or any portion of Lender’s claim(s) for repayment of the Secured Obligations; (h) any use of cash collateral under the Bankruptcy Code; (i) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding; (j) the avoidance of any lien in favor of Lender for any reason; (k) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Borrower, any Loan Guarantor or any other guarantor, maker or endorser, including without limitation, any discharge of, or bar or stay against collecting or accelerating, all or any of the Secured Obligations (or any interest thereon) in or as a result of any such proceeding; (l) any failure by Lender to file or enforce a claim against Borrower, any Loan Guarantor or such Person’s estate in any bankruptcy or insolvency case or proceeding; (m) any action taken by Lender that is authorized by this Agreement; (n) any election by Lender under Section 9-604(a) of the Uniform Commercial Code as enacted in any relevant jurisdiction as to any security for the Secured Obligations or any guaranty of all or any part of the Secured Obligations; or (o) any other circumstance which might otherwise constitute a statutory, legal or equitable discharge or defense of a surety or guarantor, including, without limitation, any defense any Loan Guarantor may have pursuant to the Illinois Sureties Act.

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14.6          Notice. Lender may, from time to time, at its sole discretion and without notice to any Loan Guarantor (or any of them), take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Secured Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Secured Obligations, (c) extend or renew any of the Secured Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Secured Obligations, or release or compromise any obligation of any Loan Guarantor or any obligation of any nature of any other obligor with respect to any of the Secured Obligations, (d) release any guaranty or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Secured Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to any Loan Guarantor for payment of any of the Secured Obligations when due, whether or not Lender shall have resorted to any property securing any of the Secured Obligations or any obligation hereunder or shall have proceeded against any other of the undersigned, or any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations.

14.7          Waivers. Each Loan Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by Lender upon the guaranty contained in this ARTICLE 14 or acceptance of the guaranty contained in this ARTICLE 14; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this ARTICLE 14, and all dealings between Borrower and any of the Loan Guarantors, on the one hand, and Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this ARTICLE 14. Each Loan Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon Borrower or any of the Loan Guarantors with respect to the Secured Obligations, (b) notice of the existence or creation or non-payment of all or any of the Secured Obligations and (c) all diligence in collection or protection of or realization upon any Secured Obligations or any security for or guaranty of any Secured Obligations.

14.7.1       Each Loan Guarantor further waives, in each case to the extent permitted by applicable law:

(a)           Notices: (i) of default in respect of the Secured Obligations or any other guaranty, (ii) of the existence, creation or incurrence of new or additional indebtedness or other Secured Obligations, arising either from additional loans extended to Borrower or otherwise, (iii) that the principal amount, or any portion thereof, and/or any interest on any document or instrument evidencing all or any part of the Secured Obligations is due, (iv) of any and all proceedings to collect from Borrower any maker, endorser or any other guarantor of all or any part of the Secured Obligations, or from anyone else, (v) of exchange, sale, surrender or other handling of any security or collateral given to Lender to secure payment of the Secured Obligations or any guaranty therefor, (vi) of assignment, sale or other transfer of the Note to a transferee thereof, (vii) of any action taken by Lender that is authorized by this Agreement and (viii) which such Loan Guarantor is otherwise entitled to receive;

(b)           any right to require Lender to: (i) proceed first against Borrower or any other Person whatsoever, (ii) proceed against or exhaust any security given to or held by Lender in connection with the Secured Obligations or any other guaranty, or (iii) pursue any other remedy in Lender’s power whatsoever;

(c)           any defense arising by reason of (i) any legal disability or other defense of Borrower or any Loan Guarantor with respect to all or any portion of the Secured Obligations, (ii) the cessation from any cause whatsoever (other than payment) of the liability of Borrower or any Loan Guarantor with respect to all or any portion of the Secured Obligations, or (iii) any act or omission of Lender or others which directly or indirectly, by operation of law or otherwise, results in or aids the discharge or release of Borrower, any Loan Guarantor, or any security given to or held by Lender in connection with the Secured Obligations or any other guaranty;

(d)           any and all other guaranty or suretyship defenses under applicable law, including, without limitation, under the Illinois Sureties Act; and

(e)            the benefit of any statute of limitations, bar date, equitable defense of laches affecting the Secured Obligations or any Loan Guarantor’s liability hereunder or the enforcement hereof.

All waivers granted by the Loan Guarantor hereunder shall be unconditional and irrevocable irrespective of whether the Secured Obligations have been Paid in Full by the Loan Guarantors or any other party.

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14.7.2       Each Loan Guarantor consents and agrees that Lender shall be under no obligation to marshal any assets in favor of any Loan Guarantor or against or in payment of any or all of the Secured Obligations. Each Loan Guarantor further agrees that, to the extent that Borrower makes a payment or payments to Lender, or Lender receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Borrower, its estates, trustee, receiver or any other party, including, without limitation, such Loan Guarantor, under any bankruptcy law, state or federal law, common law or equitable theory, then to the extent of such payment or repayment, the Secured Obligations or the part thereof which has been paid, reduced or satisfied by such amount, and any Loan Guarantor’s obligations hereunder with respect to such portion of the Secured Obligations, shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

14.7.3       Each Loan Guarantor agrees that, if an Event of Default shall have occurred and be continuing, any and all claims of any Loan Guarantor against Borrower, any endorser or any other guarantor of all or any part of the Secured Obligations, or against any of Borrower’s properties, whether arising by reason of any payment by such Loan Guarantor to Lender pursuant to this ARTICLE 14 or with respect to any “Intercompany Indebtedness” (as hereinafter defined), shall be subordinate and subject in right of payment to the prior payment, in full, of all of the Secured Obligations. Notwithstanding any right of any Loan Guarantor to ask, demand, sue for, take or receive any payment from Borrower, if an Event of Default shall have occurred and be continuing, all rights, liens and security interests of such Loan Guarantor, whether now or hereafter arising and howsoever existing, in any assets of Borrower shall be and are subordinated to the rights of Lender in those assets. If an Event of Default shall have occurred and be continuing, no Loan Guarantor shall have right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations shall have been Paid in Full. If all or any part of the assets of Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of Borrower is dissolved or if substantially all of the assets of Borrower are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of Borrower to any Loan Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to Lender for application on any of the Secured Obligations, due or to become due, until such Secured Obligations shall have first been Paid in Full. If an Insolvency Event shall have occurred and any amount shall be paid to any Loan Guarantor on account of Intercompany Indebtedness at any time when all of the Secured Obligations shall not have been Paid in Full, such amount shall be held by such Loan Guarantor in trust for Lender, segregated from other funds of such Loan Guarantor, and shall, forthwith upon receipt by such Loan Guarantor, be turned over to Lender in the exact form received by such Loan Guarantor (duly indorsed by such Loan Guarantor, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as Lender may determine. Such Loan Guarantor agrees that until the Secured Obligations have been Paid in Full, such Loan Guarantor will not assign or transfer to any Person (other than Lender) any claim such Loan Guarantor has or may have against any Borrower.

14.8          Payments. Each Loan Guarantor hereby guaranties that payments hereunder will be paid to Lender without set-off or counterclaim in Dollars at the office of Lender specified herein.

14.9          Representations and Warranties. Each Loan Guarantor represents and warrants to Lender as of the date hereof, as of the date any Loan Party becomes a party hereto pursuant to a joinder, that there is no litigation or administrative proceeding pending or, to the knowledge of such Loan Guarantor, threatened to restrain or enjoin the transactions contemplated by this ARTICLE 14, or questioning the validity hereof, or in any way contesting the powers of such Loan Guarantor to perform its obligations under this ARTICLE 14, or in which an unfavorable decision, ruling or finding would reasonably be expected to adversely affect the transactions contemplated by this ARTICLE 14.

[**Remainder Of Page Intentionally Left Blank; Signature Page Follows**]

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The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

KINSALE CAPITAL GROUP, INC., as Borrower

By:	/s/ Michael P. Kehoe
Name:	Michael P. Kehoe
Title:	CEO

Kinsale Management, INC., as Loan Guarantor

By:	/s/ Michael P. Kehoe
Name:	Michael P. Kehoe
Title:	CEO

ASPERA INSURANCE SERVICES, INC., as Loan Guarantor

By:	/s/ Michael P. Kehoe
Name:	Michael P. Kehoe
Title:	CEO

THE PRIVATEBANK AND TRUST COMPANY, as Lender

By:	/s/ Austin G. Love
Name:	Austin G. Love
Title:	Associate Managing Director

ANNEX A

ADDRESSES FOR NOTICE

To the Lender:	The PrivateBank and Trust Company 120 South LaSalle Street Chicago, Illinois 60603 Attention: Andrew C. Haak, Managing Director

With a copy of notices sent to Lender sent to: (provided such copy shall not constitute notice)	Freeborn & Peters LLP 311 South Wacker Drive, Suite 3000 Chicago, Illinois 60606 Attention: Anthony J. Zeoli, Esq.

To Borrower:	Kinsale Capital Group, Inc. 6802 Paragon Place, Suite 350 Richmond, Virginia 23230 Attention: Michael P. Kehoe

To The Loan Guarantors:	Kinsale Management, Inc.; Aspera Insurance Services, Inc. c/o Kinsale Capital Group, Inc. 6802 Paragon Place, Suite 350 Richmond, Virginia 23230 Attention: Michael P. Kehoe

With a copy of notices sent to Borrower and/or Loan Guarantors to: (provided such copy shall not constitute notice)	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square, New York 10036-6522 Attention: Dwight S. Yoo, Esq.

SCHEDULE 8.8

equity ownership; Subsidiaries

Loan Party/Subsidiary Kinsale Capital Group, Inc.

Authorized Capital

18,333,333 shares of Common Stock, $0.0001 par value per share, of which 15,000,000 shares are designated as Class A Common Voting Shares and 3,333,333 are designated as Class B Common Non-Voting Shares

		Issued and Outstanding Shares 13,803,183 Class A Shares 1,538,836 Class B Shares	Owner Not Applicable
Kinsale Management, Inc.	10,000 authorized shares, par value $0.01	100	100% by Kinsale Capital Group, Inc.
Kinsale Insurance Company	5,000,000 authorized shares, par value $1.00	3,750,000	100% by Kinsale Capital Group, Inc.
Aspera Insurance Services, Inc.	5,000 authorized shares, par value $0.01	100	100% by Kinsale Capital Group, Inc.

SCHEDULE 10.2

EXISTING LIENS

NONE

SCHEDULE 10.10

EXISTING INVESTMENTS

1.	The Investments described in in the Investment Schedules.

2.	The inter-company obligations contemplated by that certain Management Services Agreement dated as of February 5, 2010 by and between Kinsale Management, Inc. and Kinsale Insurance Company.

3.	The inter-company obligations contemplated by that certain Management Services Agreement dated as of April 22, 2014 by and between Kinsale Management, Inc. and Aspera Insurance Services, Inc.

4.	The inter-company obligations contemplated by that certain Amended and Restated Tax Sharing & Allocation Agreement dated as of April 22, 2014 among Kinsale Capital Group, Inc., Kinsale Management, Inc., Kinsale Insurance Company and Aspera Insurance Services, Inc.

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

To:     The PrivateBank and Trust Company, as Lender

Please refer to the Amended and Restated Loan and Security Agreement dated as of June [__], 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among KINSALE CAPITAL GROUP, INC. (“Borrower”), and THE PRIVATEBANK AND TRUST COMPANY (“Lender”), among others. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

I.	Reports. Enclosed herewith is a copy of the [annual audited/quarterly] report of Borrower and its consolidated Subsidiaries as at _____________, ____ (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of Borrower and its consolidated Subsidiaries as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.	Financial Tests. Borrower hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Loan Agreement:

A.	Section 10.13.1 - Minimum Risk Based Capital

1.	Risk Based Capital Ratio
for Kinsale Insurance as of
	December 31, 20__	________%

2.	Minimum Required	350%

3	Met	Yes/No

B.	Section 10.13.2 – Statutory Surplus

1.	Statutory Surplus for Kinsale
	Insurance as of March 31, 2016	_________

2.	90% of Item 1	_________

3.	Statutory Net Income
for Kinsale Insurance
from April 1, 2016 to
	the Computation Date	_________

4.	50% of Item 3	_________

5.	Minimum Statutory Surplus	_________
(Item 2, plus Item 4)

6.	Statutory Surplus as of Computation Date	_________

7.	Met	Yes/No

C.	Section 10.13.2 – Total Debt to Capital Ratio

1.	Total Debt of Borrower
and its consolidated Subsidiaries
	as of the Computation Date	$________

2.	Net Worth of Borrower
and its consolidated Subsidiaries
	plus Item 1	$________

3.	Ratio of (1) to (2)	___ to ___

4.	Maximum allowed	1.00 to 2.50

5.	Met	Yes/No

D.	Section 11.14.6 –Net Worth

1.	Net Worth of Borrower
and its consolidated subsidiaries
	as of March 31, 2016	_________

2.	85% of Item 1	_________

3.	Net Earnings as from April 1, 2016
	to the Computation Date	_________

4.	50% of Item 3	_________

5.	Minimum Net Worth	$________
(Item 2, plus Item 4)

6.	Net Worth as of the Computation Date	$________

7	Met	Yes/No

Borrower further certifies to you that no Default or Event of Default has occurred and is continuing.

Borrower has caused this Compliance Certificate to be executed and delivered by its duly authorized officer on _________, ____.

Kinsale Capital Group, Inc.

By:
Name:
Title: